    As filed with the Securities and Exchange Commission on January 27, 1999
                              Subject to Amendment
                                                      Registration Nos. 333-
                                                                      333-
                                                                      333-
                                                                      333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                --------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                --------------
     Duke Capital                  Delaware                     56-0282142
     Corporation                   Delaware                     51-0379864
     Duke Capital                  Delaware                     62-6349496
 Financing Trust III               Delaware                     62-6349495
     Duke Capital
  Financing Trust IV
        (State or other jurisdiction of incorporation or organization)
                                                             (I.R.S. Employer
                                                              Identification
     Duke Capital                                                 Nos.)
  Financing Trust V
 (Exact name of each
    registrant as
   specified in its
       charter)

                            422 South Church Street
                        Charlotte, North Carolina 28202
                                 704-594-6200
  (Address, including zip code, and telephone number,including area code, of each registrant's principal executive offices)

                                --------------
        RICHARD J. OSBORNE                                     JOHN SPUCHES
     Vice President and Chief                                Dewey Ballantine
        Financial Officer                                          LLP
     422 South Church Street                                1301 Avenue of the
 Charlotte, North Carolina 28202                                 Americas
    Telephone No. 704-382-5159                              New York, New York
                                                                  10019
                                                            Telephone No. 212-
                                                                 259-7700
 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service of each registrant)

                                --------------

  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] __________
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                --------------
                        CALCULATION OF REGISTRATION FEE
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
                                                      Proposed Maximum
                                           Amount      Offering Price   Proposed Maximum
       Title of Each Class of              to be            Per        Aggregate Offering      Amount of
     Securities to be Registered       Registered(1)   Unit(1)(2)(3)     Price(1)(2)(3)   Registration Fee(1)
-------------------------------------------------------------------------------------------------------------
Duke Capital Financing Trust III
 Trust Preferred Securities..........
-------------------------------------------------------------------------------------------------------------
Duke Capital Financing Trust IV Trust
 Preferred Securities................
-------------------------------------------------------------------------------------------------------------
Duke Capital Financing Trust V Trust
 Preferred Securities................
-------------------------------------------------------------------------------------------------------------
Duke Capital Corporation Senior
 Notes...............................
-------------------------------------------------------------------------------------------------------------
Duke Capital Corporation Junior
 Subordinated Notes .................
-------------------------------------------------------------------------------------------------------------
Duke Capital Corporation Guarantees
 with respect to Trust Preferred
 Securities of Duke Capital Financing
 Trust III,
 Duke Capital Financing Trust IV and
 Duke Capital Financing Trust
 V(4)(5).............................
-------------------------------------------------------------------------------------------------------------
Total................................  $1,000,000,000       100%         $1,000,000,000        $278,000

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(1) There are being registered hereunder such presently indeterminate number of Trust Preferred Securities of Duke Capital Financing Trust III, Duke Capital Financing Trust IV and Duke Capital Financing Trust V and such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes of Duke Capital Corporation with an aggregate initial offering price not to exceed $1,000,000,000. Junior Subordinated Notes also may be issued to Duke Capital Financing Trust III, Duke Capital Financing Trust IV or Duke Capital Financing Trust V and later distributed upon dissolution and distribution of the assets thereof, which would include such Junior Subordinated Notes for which no separate consideration will be received. Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.
(2) Estimated solely for the purpose of determining the registration fee.
(3) Exclusive of accrued interest and distributions, if any.
(4) No separate consideration will be received for the Duke Capital Corporation Guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee is payable in respect of the Duke Capital Corporation Guarantees.
(5) Includes the obligations of Duke Capital Corporation under the respective Trust Agreements, the Subordinated Indenture, the related series of Junior Subordinated Notes, the respective Guarantees and the respective Agreements as to Expenses and Liabilities, which include the Corporation's covenant to pay any indebtedness, expenses or liabilities of the Trusts (other than obligations pursuant to the terms of the Trust Preferred Securities or other similar interests), all as described in this registration statement.
                                --------------
  The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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

                                EXPLANATORY NOTE

This Registration Statement includes a prospectus and two forms of prospectus supplement. The first is a form of prospectus supplement that may be used in connection with issuances from time to time of Trust Preferred Securities. The second is a form of prospectus supplement that may be used in connection with issuances from time to time of Senior Notes.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY + +NOT SELL THE PREFERRED SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH + +THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT + +AN OFFER TO SELL THE PREFERRED SECURITIES AND IT IS NOT SOLICITING AN OFFER + +TO BUY THE PREFERRED SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THE +
+PREFERRED SECURITIES IS NOT PERMITTED.                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED       , 1999)

                    SUBJECT TO COMPLETION DATED      , 1999

                        [        ] PREFERRED SECURITIES
                        DUKE CAPITAL FINANCING TRUST [ ]
                     % CUMULATIVE TRUST PREFERRED SECURITIES
                 (LIQUIDATION AMOUNT $  PER PREFERRED SECURITY)
         FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

                            DUKE CAPITAL CORPORATION
                    A SUBSIDIARY OF DUKE ENERGY CORPORATION

                                  ----------

  This is an offering of   % Cumulative Trust Preferred Securities ("Preferred
Securities") of Duke Capital Financing Trust [ ], a Delaware statutory business trust. The Trust will use the proceeds from the sale of the Preferred
Securities to purchase $     aggregate principal amount of Series  Junior
Subordinated Notes from Duke Capital Corporation. The Series   Junior
Subordinated Notes are unsecured subordinated obligations of the Corporation and have payment terms similar to those of the Preferred Securities. The Trust
will rely on the payments it receives on the Series   Junior Subordinated Notes
to fund all payments on the Preferred Securities. The Corporation will guarantee payments on the Preferred Securities as described herein.

  The Preferred Securities will pay cumulative cash distributions at the annual
rate of   % of the liquidation amount ($   per Preferred Security) payable
quarterly on March 31, June 30, September 30 and December 31 of each year,
beginning on      ,    . However, at any time and as often as it wishes, the
Corporation may begin an Extension Period, during which distributions will be deferred for up to 20 consecutive quarters, but not beyond the maturity date of the Preferred Securities. During an Extension Period, deferred distributions on the Preferred Securities will accumulate additional distributions at an annual
rate of   % (to the extent permitted by applicable law).

  When the Series   Junior Subordinated Notes mature or when the Corporation
redeems or repays any Series   Junior Subordinated Notes, the Trust will redeem
a related amount of Preferred Securities. The stated maturity of the Series
Junior Subordinated Notes is       ,    . The Corporation may redeem the Series
  Junior Subordinated Notes (1) at any time on or after       ,    , in whole
or in part, or (2) at any time within 90 days after the occurrence of certain tax or regulatory developments, in whole but not in part. The redemption price of the Preferred Securities will equal the Liquidation Amount plus any accumulated and unpaid distributions. The Corporation may cause the Trust to distribute to the holders of Preferred Securities an equivalent amount of
Series   Junior Subordinated Notes at any time in exchange for the Preferred
Securities.

  SEE "RISK FACTORS" BEGINNING ON PAGE S-8 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE PREFERRED SECURITIES.

  We intend to list the Preferred Securities on the New York Stock Exchange
under the symbol "    ." We expect trading in the Preferred Securities on the
New York Stock Exchange to begin within 30 days after the original issue date.

                                  ----------

                                                    PER PREFERRED SECURITY TOTAL
                                                    ---------------------- -----
Initial Public Offering Price......................
Underwriting Discounts and Commissions.............           (1)           (1)
Proceeds, before expenses, to the Trust............

-----
(1) Underwriting commissions of $   per Preferred Security (or $          in
    the aggregate) will be paid by the Corporation.

                                  ----------

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  The underwriters are severally underwriting the Preferred Securities. The underwriters expect to deliver the Preferred Securities in book-entry only form through the facilities of The Depository Trust Company against payment in New
York, New York on      ,  .

                                  ----------

                            [NAMES OF UNDERWRITERS]

                                  ----------

                    Prospectus Supplement dated      ,     .

  You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not, and the Underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement and the accompanying Prospectus is accurate as of the date on the front of the documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               TABLE OF CONTENTS

                                                                           Page
                          Prospectus Supplement                            ----
Forward-Looking Statements ...............................................  S-3
Summary of Offering.......................................................  S-4
Risk Factors..............................................................  S-8
Recent Developments....................................................... S-11
Duke Capital Financing Trust [  ]......................................... S-12
Description of the Preferred Securities................................... S-13
Description of the Series   Junior Subordinated Notes..................... S-27
Relationship Among the Preferred Securities, the Series    Junior
 Subordinated Notes and the Guarantee..................................... S-31
Material Federal Income Tax Considerations................................ S-33
Underwriting.............................................................. S-36
Validity of the Securities................................................ S-37

                                   Prospectus

Where to Find More Information............................................    2
Duke Capital Corporation..................................................    4
The Trusts................................................................    9
Use of Proceeds...........................................................   10
Description of the Senior Notes...........................................   11
Description of the Junior Subordinated Notes..............................   23
Description of the Preferred Securities...................................   33
Description of the Guarantees.............................................   34
Accounting Treatment......................................................   37
Plan of Distribution......................................................   37
Validity of the Securities................................................   38
Experts...................................................................   38

                           FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the accompanying Prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We caution investors and prospective investors that there are a number of forward-looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. These forward-looking statements may include statements about the expected revenues, earnings, capital expenditures, resolution and impact of litigation, competitive performance, or other prospects for the business of Duke Capital Corporation (the "Corporation") and its subsidiaries or their affiliated companies, and include any and all assumptions that underlie the forward-looking statements and other statements that are other than statements of historical fact. Actual outcomes and results are likely to differ, and may differ materially, from those projected. Factors that could cause forward-looking statements to be inaccurate include, but are not limited to:

    . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and degree to which competition enters the electric and natural gas industries;

    . industrial, commercial and residential growth in the service territories of the Corporation and its subsidiaries;

    . the weather and other natural phenomena;

    . the timing and extent of changes in commodity prices and interest rates;

    . changes in environmental and other laws and regulations to which the Corporation and its subsidiaries are subject or other external factors over which the Corporation has no control;

    . the results of financing efforts;

    . growth in opportunities for the Corporation's subsidiaries;

    . achievement of Year 2000 readiness; and

    . the effect of the Corporation's accounting policies.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus Supplement and the accompanying Prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements or this discussion of some of the factors that could cause actual results to differ, whether as a result of new information, future events or otherwise.

                              SUMMARY OF OFFERING

This summary highlights information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. This summary is not complete and does not contain all the information you should consider before investing in the Preferred Securities. You should pay special attention to the Risk Factors section of this Prospectus Supplement to determine whether an investment in the Preferred Securities is appropriate for you.

The Corporation.............  Duke Capital Corporation, a wholly owned subsidiary of Duke Energy Corporation, serves as the parent company to a number of affiliates of Duke Energy Corporation. Those affiliates are primarily engaged in the interstate transportation and storage of natural gas, in the gathering, processing, marketing and intrastate transportation and storage of natural gas, natural gas liquids and crude oil, in natural gas and electric power marketing, in the acquisition, development and operation of independent power production facilities, in risk management services and in engineering consulting, construction and other related energy services. The principal executive offices of the Corporation are located at 422 South Church Street, Charlotte, NC 28202 (telephone
                               (704) 594-6200).

The Trust...................  Duke Capital Financing Trust [  ] is a statutory business trust created solely for the purpose of issuing Preferred Securities to the public and Common Securities to the Corporation and investing the proceeds in an equivalent amount
                               of the Corporation's Series   Junior
                               Subordinated Notes due            ,      (the
                               "Series   Junior Subordinated Notes").

Preferred Securities             % Cumulative Trust Preferred Securities (the
Offered.....................   "Preferred Securities").

Distributions...............  Holders of the Preferred Securities are entitled to receive cumulative cash distributions at the annual rate of % of the liquidation amount of
                               $   per Preferred Security accruing from the
                               original issue date and payable, unless
                               deferred, quarterly on March 31, June 30,
                               September 30 and December 31 of each year (each,
                               a "Distribution Date"), commencing on      ,   .

Record Dates................  The record date for each Distribution Date will be the close of business on the 15th calendar day prior to such Distribution Date.

Junior Subordinated Notes...  The Trust will use the proceeds from the sale of the Preferred Securities to purchase from the
                               Corporation $    aggregate principal amount of
                               Series   Junior Subordinated Notes due    . The
                               Series   Junior Subordinated Notes are unsecured
                               subordinated obligations of the Corporation.
                               Subject to any deferral, distributions are
                               payable on the Preferred Securities and the
                               Distributions Dates for the Preferred Securities will correspond to the interest rate and interest payment dates on the Series Junior Subordinated Notes. If the Corporation does not
                               pay principal or interest on the Series   Junior
                               Subordinated Notes, no amounts will be paid on the Preferred Securities. See "Description of the Preferred Securities" in this Prospectus Supplement.

Deferral of Distributions...  The Corporation has the right to defer payments
                               of interest on the Series   Junior Subordinated
                               Notes by extending the interest payment period
                               on the Series   Junior Subordinated Notes, at
                               any time and as often as it wishes, for up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the maturity date of the Series Junior Subordinated Notes.

                              If interest payments on the Series   Junior
                               Subordinated Notes are deferred, distributions on the Preferred Securities will also be deferred. During an Extension Period, holders of
                               Preferred Securities (or the Series   Junior
                               Subordinated Notes) will recognize interest
                               income for federal income tax purposes in
                               advance of the receipt of the cash payments of such deferred distributions (or interest) even if the holder is a cash basis taxpayer. See
                               "Description of the Series   Junior Subordinated
                               Notes--Option to Extend Interest Payment Period" and "Material Federal Income Tax Considerations--Original Issue Discount."
                               Deferred interest will bear interest at an
                               annual rate of   %, compounded quarterly, to the
                               date of payment to the extent permitted by applicable law.

                              If interest payments on the Series   Junior
                               Subordinated Notes are deferred, the Corporation will not, with certain exceptions, be permitted during an Extension Period (1) to pay dividends on, or redeem or otherwise purchase, any of its capital stock or (2) to pay principal or interest on, or redeem or otherwise purchase, any debt
                               securities ranking equal in priority with or
                               subordinate to the Series   Junior Subordinated
                               Notes.

Redemption..................  The Trust will redeem the Preferred Securities
                               when the Corporation repays the Series   Junior
                               Subordinated Notes at maturity or upon their
                               earlier redemption. The Corporation may at its
                               option redeem the Series   Junior Subordinated
                               Notes, in whole or in part, from time to time on
                               or after      ,  . The Corporation may also
                               redeem the Series   Junior Subordinated Notes at
                               any time, in whole, within 90 days following the occurrence of a Special Event (see below).

Redemption Price............  If the Preferred Securities are redeemed, each holder of a Preferred Security will be entitled
                               to receive a liquidation amount of $   plus
                               accrued and unpaid distributions to the date of payment.

Special Event...............  A "Special Event" means a Tax Event or an
                               Investment Company Act Event. A "Tax Event"
                               means that because of changes in certain tax
                               laws or regulations or in how they are
                               interpreted or applied, there is more than an insubstantial risk that (a) the Trust would be subject to United States federal income tax with respect to income accrued or received on the
                               Series   Junior Subordinated Notes, (b) interest
                               payable on the Series   Junior Subordinated
                               Notes would not be deductible by the Corporation for United States federal income tax purposes or
                               (c) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges. An "Investment Company Act Event" means that because of changes in certain laws or regulations or in how they are interpreted or applied, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940. See "Risk Factors--Special Event Redemption; Distribution
                               of Series   Junior Subordinated Notes upon
                               Termination of Trust."


Termination of Trust........  The Corporation will have the right to terminate the Trust at any time and cause the Property
                               Trustee to distribute Series   Junior
                               Subordinated Notes to the holders of the Preferred Securities in exchange for those securities. This right is optional and wholly within the discretion of the Corporation.

                               See "Description of the Preferred Securities-- Liquidation Distribution upon Dissolution" and "
                               --Distribution of Series   Junior Subordinated
                               Notes upon Termination of Trust."


Ranking of Series
Junior Subordinated Notes...  The Series   Junior Subordinated Notes will be
                               subordinate and junior in right of payment to all indebtedness for borrowed money and other obligations of the Corporation included in the definition of Senior Indebtedness.

Guarantee...................  The Corporation will guarantee the payment of distributions and other payments by the Trust on the Preferred Securities, but only to the extent the Trust has funds legally and immediately available to make such distributions (the "Guarantee").

Ranking of Guarantee........  The Corporation's obligations under the Guarantee will be subordinate and junior in right of payment to all other liabilities of the Corporation (other than similar guarantees) and will rank equal in priority with the most senior preferred stock that may be issued by the Corporation and with such similar guarantees.

Book-Entry Only Issuances...  The Preferred Securities will be represented by a global certificate or certificates that will be deposited with and registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee. This means that investors will not receive certificates for their Preferred Securities.

Listing.....................  The Trust has applied to list the Preferred
                               Securities on the New York Stock Exchange.

The Trustees................  The Chase Manhattan Bank will act as Property
                               Trustee of the Trust. Two officers of the
                               Corporation also will act as the Administrative Trustees of the Trust. Chase Manhattan Bank Delaware will be the Delaware Trustee of the Trust. The Chase Manhattan Bank will act as the Subordinated Indenture Trustee (the trustee under the Subordinated Note Indenture under
                               which the Series   Junior Subordinated Notes
                               will be issued) and will act as the Guarantee Trustee (the trustee under the Guarantee). The Property Trustee, Delaware Trustee and Administrative Trustees are sometimes collectively referred to in this Prospectus Supplement as the Securities Trustees.

                                  RISK FACTORS

  An investment in the Preferred Securities involves a number of risks, some of which relate to the nature of the Preferred Securities and others of which relate to the Corporation. You should carefully read and consider the following risk factors and the other information contained in this Prospectus Supplement and the accompanying Prospectus, before buying any Preferred Securities.

Ranking of the Series   Junior Subordinated Notes

  The obligations of the Corporation under the Series   Junior Subordinated
Notes are subordinate and junior in right of payment to all present and future
Senior Indebtedness of the Corporation. As of      ,   , Senior Indebtedness of
the Corporation totaled approximately $         .

  The terms in the Preferred Securities, the Series   Junior Subordinated Notes
and the Guarantee do not limit the Corporation's ability to incur additional indebtedness, including Senior Indebtedness. See "Description of the Guarantees" and "Description of the Junior Subordinated Notes--Subordination" in the accompanying Prospectus.

  The Corporation conducts its business through subsidiaries. Accordingly, the
ability of the Corporation to meet its obligations under the Series   Junior
Subordinated Notes will depend on the earnings and cash flows of its subsidiaries and their ability to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors.

Ranking of the Guarantee

  The Corporation's obligations under the Guarantee will rank:

  . subordinate and junior in right of payment to all other liabilities of the Corporation (other than similar guarantees);

  . equal in priority with the most senior preferred stock that may be issued by the Corporation and with such similar guarantees; and

  . senior to the Corporation's common stock.

Payments on the Preferred Securities Dependent upon Payments on the Series Junior Subordinated Notes; Rights under the Guarantee

  Payments made on the Series   Junior Subordinated Notes will be the only
source of funds for payments on the Preferred Securities. If the Corporation
defaults in its payment obligations on the Series   Junior Subordinated Notes,
the Trust will lack available funds for distributions or other payments on the Preferred Securities. In such event holders of the Preferred Securities will not be able to rely upon the Guarantee for such distributions or other payments.

Option to Extend Interest Payment Period

  The Corporation has the right under the Subordinated Note Indenture, at any time, and from time to time, to defer payments of interest on the Series
Junior Subordinated Notes for a period of
up to 20 consecutive quarters (each, an "Extension Period"), but not beyond the
maturity date of the Series   Junior Subordinated Notes.

  Deferred installments of interest on the Series   Junior Subordinated Notes
will bear interest at an annual rate of   %, compounded quarterly, to the date
of payment to the extent permitted by law. The payment of such deferred interest, together with any interest thereon, will be passed through to the holders of the Preferred Securities.

  The only restrictions on the Corporation's ability to defer payments of interest are that during any Extension Period the Corporation may not, with certain exceptions:

  . pay dividends on, or redeem or otherwise purchase, any of its capital stock; or

  . pay principal or interest on, or redeem or otherwise purchase, any debt securities ranking equal in priority with or subordinate to the Series Junior Subordinated Notes.

  See "Description of the Preferred Securities--Distributions" and "Description
of the Series   Junior Subordinated Notes--Option to Extend Interest Payment
Period" and "--Certain Covenants."

  If the Corporation defers payments of interest, each holder of Preferred
Securities (or Series   Junior Subordinated Notes) will recognize interest
income for federal income tax purposes in advance of the receipt of cash payment of such deferred distributions (or interest) even if the holder is a cash basis taxpayer and will not receive cash related to such income if such
holders dispose of their Preferred Securities (or Series   Junior Subordinated
Notes) prior to the record date for the date on which payments of such amounts are made. See "Material Federal Income Tax Considerations--Original Issue Discount" and "--Sale of Preferred Securities."

  Investors should consult their own tax advisors with respect to the tax consequences of an investment in the Preferred Securities.


Special Event Redemption; Distribution of Series   Junior Subordinated Notes
upon Termination of Trust

  The Corporation will have the option, within 90 days following the occurrence
of a Special Event, to redeem the Series   Junior Subordinated Notes in whole,
with the result that the Preferred Securities will be redeemed.

  The Corporation will also have the right at any time to terminate the Trust
and cause the Series   Junior Subordinated Notes to be distributed to the
holders of the Preferred Securities in liquidation of the Trust. See "Description of the Preferred Securities--Special Event Redemption or
Distribution" and "--Distribution of Series   Junior Subordinated Notes upon
Termination of Trust."

  There can be no assurance as to the market price for the Series Junior Subordinated Notes that may be distributed in exchange for Preferred Securities if a termination or liquidation of the Trust occurs. Accordingly, the Series Junior Subordinated Notes that the investor may receive on termination and liquidation of the Trust may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. See "Description of the Preferred Securities--Distribution of Series Junior Subordinated Notes upon Termination of Trust."

Limited Voting Rights

  Holders of Preferred Securities will have limited voting rights. In general, holders of Preferred Securities will not be entitled to vote to appoint, remove or replace any of the Securities Trustees, which voting rights are generally vested in the Corporation as the holder of the Common Securities. If an Event of Default under the Subordinated Note Indenture with respect to the Series Junior Subordinated Notes occurs and is continuing, however, the holders of the Preferred Securities will have the right to appoint a substitute Property Trustee or Delaware Trustee. See "Description of the Preferred Securities-- Voting Rights" and "--Events of Default" in this Prospectus Supplement and "Description of the Junior Subordinated Notes--Events of Default" in the accompanying Prospectus.

Trading Characteristics of Preferred Securities

  The Preferred Securities are expected to be listed on the New York Stock Exchange, subject to official notice of issuance. The Preferred Securities are expected to trade at a price that takes into account the value, if any, of accrued but unpaid distributions; thus, purchasers will not pay and sellers will not receive accrued and unpaid interest with respect to the Preferred Securities that is not included in the trading price of the Preferred Securities. If a Preferred Security is disposed of prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to a U.S. holder for tax purposes and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. If an
Extension Period occurs, interest on the Series   Junior Subordinated Notes
will be included in the gross income of U.S. holders of Preferred Securities as it accrues rather than when it is paid. If an Extension Period occurs, a holder who disposes of his Preferred Securities between record dates for payments of distributions would be required to include accrued but unpaid interest on the
Series   Junior Subordinated Notes through the date of disposition in income as original issue discount, and to add such amount to his adjusted tax basis in
his pro rata share of the related Series   Junior Subordinated Notes deemed
disposed of. To the extent the selling price is less than the holder's adjusted tax basis, a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "Material Federal Income Tax Considerations--Original Issue Discount" and "--Sale of Preferred Securities."

  There has been no public market for the Preferred Securities prior to this offering, and there can be no assurance that an active public market for the Preferred Securities will develop. If an active trading market for the Preferred Securities does develop, there can be no assurance that it will be sustained after this offering. See "Plan of Distribution" in the accompanying Prospectus.

Investment in Trust Involves Risks Parallel to Those of Investment in
Corporation

  As with an investment in the Corporation, an investment in the Trust involves risks associated with operating conditions, competitive factors, economic conditions, industry conditions and equity market conditions.

Consequences of Highly Leveraged Transaction

  The Subordinated Note Indenture does not contain provisions that afford
holders of the Series   Junior Subordinated Notes protection in the event of a
highly leveraged transaction involving the Corporation.

                              RECENT DEVELOPMENTS

Recent Income Statement Data

  The following table presents unaudited income statement data for the year ended December 31, 1998, which data should be read in conjunction with the consolidated financial statements, the notes thereto and the other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                                                     (Dollars
                                                                        in
                                                                    Thousands)
                                                                    -----------
      Operating Revenues........................................... $13,059,000
      Operating Expenses...........................................  12,023,000
       Operating Income............................................   1,036,000
      Other Income, Net............................................     101,000
      Earnings Before Interest and Taxes...........................   1,137,000
      Interest Expense.............................................     237,000
      Income Before Extraordinary Loss.............................     519,000
      Net Income...................................................     511,000

                       DUKE CAPITAL FINANCING TRUST [  ]

  The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Delaware Secretary of State on
     , 1998. The Trust's business is defined in a trust agreement, executed by the Corporation, as depositor, and the Delaware Trustee. That trust agreement will be amended and restated in its entirety on the date of original issuance of the Preferred Securities in substantially the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part (the "Trust Agreement"). The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

  The Trust exists for the exclusive purposes of issuing and selling the Preferred Securities and the Common Securities (collectively, the "Trust Securities") representing undivided beneficial interests in the assets of the Trust, investing the gross proceeds of the Trust Securities in the Series Junior Subordinated Notes, and engaging in only those other activities as are necessary, appropriate, convenient or incidental to those purposes. The Trust
has a term of approximately   years from its creation, but may terminate
earlier as provided in the Trust Agreement.

  Upon the issuance of the Preferred Securities, the purchasers of the Preferred Securities will own all the Preferred Securities, which will have an aggregate liquidation amount equal to approximately 97% of the total capital of the Trust. The Corporation will acquire all the Common Securities, which will have an aggregate liquidation amount equal to approximately 3% of the total capital of the Trust. The Common Securities will rank equal in priority with, and payments will be made on the Common Securities pro rata with, the Preferred Securities, except that upon the occurrence and continuance of an Event of Default under the Subordinated Note Indenture with respect to the Series
Junior Subordinated Notes, the rights of the holders of Common Securities to payments in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities.

  The Securities Trustees will conduct the Trust's business and affairs. The Securities Trustees will be appointed by the Corporation as the holder of the Common Securities. Two officers of the Corporation initially will serve as Administrative Trustees. The Chase Manhattan Bank will serve as Property
Trustee and will hold legal title to the Series   Junior Subordinated Notes on
behalf of the Trust and the holders of the Trust Securities. Chase Manhattan Bank Delaware will serve as Delaware Trustee. In certain circumstances, the holders of a majority in liquidation amount of the Preferred Securities will be entitled to appoint a substitute Property Trustee or Delaware Trustee. See "Description of the Preferred Securities--Events of Default."

  The Property Trustee will hold legal title to the Series   Junior
Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities and will have the power, with certain exceptions, to exercise all rights, powers and privileges under the Subordinated Note Indenture as the
holder of the Series   Junior Subordinated Notes. To the extent payments in
respect of the Series   Junior Subordinated Notes are made to the Property
Trustee, the Property Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities. The Corporation, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Securities Trustees, subject to the right of the holders of a majority in liquidation amount of the Preferred Securities to appoint a substitute Property Trustee or Delaware Trustee under certain circumstances. See "Description of the Preferred Securities--Events of Default."

  The Series   Junior Subordinated Notes will constitute substantially all of the assets of the Trust. Other assets that may constitute "Trust Property" (as that term is defined in the Trust Agreement) include any cash on deposit in, or owing to, the payment account as established under the Trust Agreement, as well as any other property or assets held by the Property Trustee pursuant to the Trust Agreement. In addition, the Trust may, from time to time, receive cash from the Corporation pursuant to the Agreement as to Expenses and Liabilities between the Corporation and the Trust.

  The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are as set forth in the Trust Agreement, the Delaware Business Trust Act and the Trust Indenture Act of 1939. See "Description of the Preferred Securities."

  The Trust's office address in the State of Delaware is c/o Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801. The principal place of business of the Trust will be c/o Duke Capital Corporation, 422 South Church Street, Charlotte, North Carolina 28202 (telephone (704) 594-6200).

                    DESCRIPTION OF THE PREFERRED SECURITIES

  The Trust will issue the Preferred Securities pursuant to the terms of the Trust Agreement. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939. The Property Trustee will act as the indenture trustee with respect to the Trust Agreement, as well as the Guarantee, for purposes of compliance with the provisions of such Act. The terms of the Preferred Securities will include those stated in the Trust Agreement and in the Delaware Business Trust Act, and those made part of the Trust Agreement by the Trust Indenture Act of 1939.

  The following summary of the principal terms and provisions of the Preferred Securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Trust Agreement, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus are a part, as well as the Trust Indenture Act of 1939.

General

  The Trust Agreement authorizes the Administrative Trustees to issue the Preferred Securities and the Common Securities on behalf of the Trust. The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust. The Common Securities represent common undivided beneficial interests in the assets of the Trust. The Trust Agreement does not permit the Trust to issue any securities other than the Preferred Securities and the Common Securities or to incur any indebtedness for borrowed money. Pursuant to the Trust Agreement, the Property Trustee will own and hold the
Series   Junior Subordinated Notes for the benefit of the Trust and the holders of the Trust Securities.

  The Corporation will own all the Common Securities. The Common Securities will rank equal in priority with the Preferred Securities, and payments will be made on the Common Securities on a pro rata basis with the Preferred Securities, except that the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities upon the occurrence of an Event of Default under the Subordinated Note Indenture with respect to the
Series   Junior Subordinated Notes.

  The Corporation has guaranteed on a subordinated basis payment of distributions out of money held by the Trust and payments upon redemption of the Preferred Securities or liquidation of the Trust, as and to the extent described under "Description of the Guarantees" in the accompanying Prospectus. The Guarantee does not cover payment of distributions or amounts payable upon redemption of the Preferred Securities or otherwise in respect of the Preferred Securities when the Trust does not have legally and immediately available funds sufficient to make such distributions or payments. In such event, the holders of a majority in aggregate liquidation amount of the Preferred Securities may direct the Property Trustee to enforce the Property Trustee's rights under the
Series   Junior Subordinated Notes. In addition, a holder of Preferred
Securities may institute a legal proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to that holder of
principal of or interest on the Series   Junior Subordinated Notes having a
principal amount equal to the aggregate liquidation amount of the Preferred Securities of that holder on or after the due dates specified or provided for
in the Series   Junior Subordinated Notes. These mechanisms and obligations, together with the Corporation's obligations under the Agreement as to Expenses and Liabilities between the Corporation and the Trust, provide a full and unconditional guarantee, subject to certain subordination provisions, by the Corporation of the payments due on the Preferred Securities.

Distributions

  Distributions on the Preferred Securities will be fixed at an annual rate of % and will accrue from the date of original issuance of the Preferred
Securities. Except in the event of an Extension Period, distributions on the Preferred Securities will be payable quarterly in arrears on March 31, June 30,
September 30 and December 31 of each year, commencing on           ,   . If
distributions are to be made on the Preferred Securities on a date that is not a Business Day, the distributions payable on that date will be paid on the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" means any day other than a Saturday or Sunday, a day on which banks in New York City are authorized or obligated by law or executive order to remain closed or a day on which the principal corporate trust office of the Property Trustee or the Subordinated Indenture Trustee is closed for business.

  Distributions payable on any Distribution Date will be payable to holders of record on the record date for that Distribution Date. The record date for a Distribution Date is the close of business on the fifteenth calendar day preceding that Distribution Date. Subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Book-Entry Only Issuance--DTC" below. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

  The Corporation has the right under the Subordinated Note Indenture to defer
payments of interest on the Series   Junior Subordinated Notes by extending the
interest payment period from time to time on the Series   Junior Subordinated
Notes, which, if exercised, would defer quarterly distributions on the Preferred Securities during any such extended interest payment period. Deferred
installments of interest on the Series   Junior Subordinated Notes will bear
interest at an annual rate of %, compounded quarterly, to the date of payment to the extent permitted by applicable law. During an Extension Period, the Corporation will have the right to make partial payments of interest on any
interest payment date on the Series   Junior Subordinated Notes. If
distributions are deferred, the deferred distributions and accrued interest thereon will be paid, if funds are legally available for such payments, to holders of record of the Preferred Securities as they appear on the books and records of the Trust on the record date next following the termination of that
Extension Period. See "Description of the Series   Junior Subordinated Notes--
Interest" and "--Option to Extend Interest Payment Period."

  Distributions on the Preferred Securities must be paid on the applicable Distribution Dates to the extent that the Trust has funds legally and immediately available for the payment of those distributions. The Trust's funds available for distribution to the holders of the Preferred Securities will be
limited to payments received under the Series   Junior Subordinated Notes. See
"Description of the Series   Junior Subordinated Notes."

Redemption

  The Preferred Securities are subject to mandatory redemption upon repayment
of the Series   Junior Subordinated Notes at maturity or upon their earlier
redemption. The Series   Junior Subordinated Notes will mature on      ,  . The
Corporation may at its option redeem the Series   Junior Subordinated Notes, in
whole or in part, at any time on or after      ,  . The Corporation may also
redeem the Series   Junior Subordinated Notes at any time, in whole, within 90 days following the occurrence of a Special Event. In each case the Redemption
Price will be equal to 100% of the principal amount of the Series   Junior
Subordinated Notes to be redeemed plus accrued but unpaid interest (including any Additional Interest as defined below) to the redemption date.

  When the Corporation repays the Series   Junior Subordinated Notes, whether
at maturity or upon redemption, the proceeds from that payment will simultaneously be applied to redeem a like liquidation amount of Trust Securities upon not less than 30 nor more than 60 days' notice at the
Redemption Price. If a partial redemption of the Series   Junior Subordinated
Notes would result in the delisting of the Preferred Securities, the
Corporation may redeem the Series   Junior Subordinated Notes only in whole.
See "Description of the Series   Junior Subordinated Notes--Optional
Redemption."

  If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be redeemed will be selected as described under "--Book-Entry Only Issuance--DTC." If the Preferred Securities are no longer in book-entry only form, the Preferred Securities to be redeemed will be selected by such method as the Property Trustee deems fair and appropriate and which may
provide for the selection for redemption of portions (equal to $   or integral
multiples of $ ) of the aggregate liquidation amount of Preferred Securities of a denomination larger than $ . Before undertaking the redemption of the Preferred Securities on a basis other than pro rata, however, the Property Trustee is required to receive an opinion of counsel that the status of the Trust as a grantor trust for United States federal income tax purposes would not be adversely affected.

  The Redemption Price for each Preferred Security will equal the liquidation
amount of $   plus accrued and unpaid distributions on the Preferred Security to the date of payment.

Special Event Redemption or Distribution

  The Corporation will have the option to redeem all the Series   Junior
Subordinated Notes within 90 days after the occurrence of a Special Event, thus causing the redemption of the Preferred Securities in whole. A Special Event is either a Tax Event or an Investment Company Act Event.

  A "Tax Event" means that the Administrative Trustees and the Corporation have received an opinion of counsel experienced in such matters (which may be counsel to the Corporation) to the effect that, as a result of (1) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (2) any amendment to, or change in, an interpretation or application of such laws or regulations, there is more than an insubstantial risk that (a) the Trust would be subject to United States federal income tax with respect to income accrued or received on
the Series   Junior Subordinated Notes, (b) interest payable on the Series
Junior Subordinated Notes would not be deductible by the Corporation for United States federal income tax purposes or (c) the Trust would be subject to more than a de minimis amount of other taxes, duties or other governmental charges, which change or amendment becomes effective on or after the date of original issuance of the Preferred Securities.

  An "Investment Company Act Event" means that the Administrative Trustees and the Corporation have received an opinion of counsel experienced in such matters (which may be counsel to the Corporation) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of original issuance of the Preferred Securities, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the Preferred Securities.

Distribution of Series   Junior Subordinated Notes upon Termination of Trust

  The Corporation will have the right to terminate the Trust at any time and, after satisfaction of liabilities to the Trust's creditors, cause Series Junior Subordinated Notes to be distributed to the holders of the Preferred Securities in liquidation of the Trust. See "--Liquidation Distribution upon Dissolution." This right is optional and wholly within the discretion of the Corporation. Circumstances under which the Corporation may determine to exercise this right could include the occurrence of an Investment Company Act Event or a Tax Event, adverse tax consequences to the Corporation or the Trust that are not within the definition of a Tax Event because they do not result from an amendment or change described in such definition, and changes in the accounting requirements applicable to the Preferred Securities as described under "Accounting Treatment" in the accompanying Prospectus.

  If Series   Junior Subordinated Notes are distributed to the holders of the
Preferred Securities, the Corporation will use its best efforts to have the
Series   Junior Subordinated Notes listed on the New York Stock Exchange or other exchange on which the Preferred Securities are then listed.

  After the date for any distribution of Series   Junior Subordinated Notes
upon termination of the Trust:

  . the Preferred Securities and the Guarantee will no longer be deemed to be outstanding;

  . the depositary or its nominee, as the record holder of the Preferred
    Securities, will receive a registered global certificate or certificates
    representing the Series   Junior Subordinated Notes to be delivered upon
    the distribution; and

  . any certificates representing Preferred Securities not held by the
    depositary or its nominee will be deemed to represent Series   Junior
    Subordinated Notes having an aggregate principal amount equal to the aggregate liquidation amount of such Preferred Securities, an interest rate identical to the rate at which cumulative cash dividends are payable on such Preferred Securities, and accrued and unpaid interest equal to accrued and unpaid distributions on such Preferred Securities, until the certificates are presented to the Corporation or its agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred
Securities or the Series   Junior Subordinated Notes that may be distributed in
exchange for the Preferred Securities if a termination and liquidation of the Trust occurs. Accordingly, the Preferred Securities that an investor may
purchase, or the Series   Junior Subordinated Notes that the investor may
receive on termination and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

Redemption Procedures

  If fewer than all the Trust Securities are to be redeemed, then the aggregate liquidation amount of the Trust Securities to be redeemed will be allocated 97% to the Preferred Securities and 3% to the Common Securities.

  The Preferred Securities redeemed on any redemption date will be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of
the Series   Junior Subordinated Notes. The Redemption Price of Preferred
Securities will be deemed payable on each redemption date only to the extent that the Trust has funds legally and immediately available for payment of such Redemption Price.

  If the Preferred Securities are in book-entry only form and the Property Trustee gives a notice of redemption with respect to Preferred Securities (which notice will be irrevocable), then, by 2:00 p.m., New York City time, on the redemption date, subject to the immediately preceding paragraph, the Property Trustee will irrevocably deposit with the securities depositary sufficient funds to pay the applicable Redemption Price. See "--Book-Entry Only Issuance--DTC" below. If the Preferred Securities are not in book-entry only form, the Property Trustee, subject to the immediately preceding paragraph, will irrevocably deposit with the paying agent funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions to pay the Redemption Price to the holders of the Preferred Securities upon surrender of their Preferred

Securities certificates. If notice of redemption has been given and funds deposited as required, then immediately prior to the close of business on the date of the deposit, distributions will cease to accrue and all rights of holders of Preferred Securities called for redemption will cease, except the right of the holders of those Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. If the redemption date for the redemption of Preferred Securities is not a Business Day, the Redemption Price payable on that date will be paid on the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, the payment will be made on the immediately preceding Business Day. If payment of the Redemption Price for Preferred Securities is improperly withheld or refused and not paid either by the Trust or by the Corporation under the Guarantee, distributions on those Preferred Securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Trust for those Preferred Securities to the date the Redemption Price is actually paid. See "--Events of Default" below, "Relationship Among the Preferred
Securities, the Series   Junior Subordinated Notes and the Guarantee" in this
Prospectus Supplement and "Description of the Guarantees--Events of Default" in the accompanying Prospectus.

  Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Corporation or any of its affiliates may, at any time and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Book-Entry Only Issuance--DTC

  DTC will act as the initial securities depositary for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co., DTC's nominee. One or more fully registered global Preferred Securities certificates will be issued, representing in the aggregate the total number of Preferred Securities, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of Preferred Securities ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred
Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices shall be sent to DTC. If less than all the Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Direct Participant in the Preferred Securities in accordance with its procedures.

  Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distributions, redemption proceeds and other payments in respect of the Preferred Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trust, any trustee or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions, redemption proceeds and other amounts to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner in a global Preferred Security will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

  DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained within 90 days, Preferred Securities certificates will be printed and delivered to the holders of record. Additionally, the Corporation may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the Preferred Securities. In that event, certificates for the Preferred Securities will be printed and delivered to the holders of record.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Corporation and the Trust believe to be reliable, but the Corporation and the Trust take no responsibility for the accuracy of such information. The Trust has no responsibility for the performance by DTC or its Participants of their obligations as described in this Prospectus Supplement and the accompanying Prospectus or under the rules and procedures governing their respective operations.

Liquidation Distribution upon Dissolution

  Pursuant to the Trust Agreement, the Trust will terminate on      ,   , or
earlier upon:

  . the occurrence of a Bankruptcy Event (as defined in the Trust Agreement) in respect of the Corporation, dissolution or liquidation of the Corporation, or dissolution of the Trust pursuant to a judicial decree;

  . the delivery of written direction to the Property Trustee by the
    Corporation, as depositor, at any time (which written direction is optional and wholly within the discretion of the Corporation, as
    depositor) to terminate the Trust and distribute the Series   Junior
    Subordinated Notes to the holders of the Preferred Securities and the Common Securities in liquidation of the Trust; or

  . the payment at maturity or redemption of all the Series   Junior
    Subordinated Notes, and the consequent payment of the Trust Securities.

  If an early termination occurs upon the occurrence of a Bankruptcy Event in respect of the Corporation, dissolution or liquidation of the Corporation or dissolution of the Trust pursuant to a judicial decree or upon the delivery of the written direction to the Property Trustee that is described in the preceding paragraph, then the Trust will be liquidated, and the Property Trustee will distribute to each holder of Trust Securities, after the satisfaction of liabilities to creditors of the Trust, a like principal amount
of Series   Junior Subordinated Notes, unless in the case of the occurrence of a Bankruptcy Event in respect of the Corporation, dissolution or liquidation of the Corporation or dissolution of the Trust pursuant to a judicial decree, the Administrative Trustees determine such distribution not to be practical, in which event such holders will be entitled to receive, out of the assets of the Trust available for distribution to holders of the Trust Securities, after satisfaction of liabilities to creditors, an amount equal to the aggregate of
the liquidation amount of $   per Trust Security plus accrued and unpaid
distributions on such Trust Securities to the date of payment (such amount being the "Liquidation Distribution"). If the Liquidation Distribution can only be partially paid because the Trust has insufficient assets available to pay the aggregate Liquidation Distribution in full, then, subject to the following sentence, the amounts payable by the Trust on the Trust Securities will be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive payments upon any such dissolution pro rata with the holders of the Preferred Securities, except that the Preferred Securities will have a preference over the Common Securities if an Event of Default under the
Subordinated Note Indenture with respect to the Series   Junior Subordinated
Notes has occurred and is continuing.

Events of Default

  Any one of the following events constitutes an "Event of Default" under the Trust Agreement (whatever the reason for such Event of Default, and whether it be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

  . the occurrence of an Event of Default under the Subordinated Note
    Indenture with respect to the Series   Junior Subordinated Notes (see
    "Description of the Junior Subordinated Notes--Events of Default" in the accompanying Prospectus);

  . default by the Trust in the payment of any distribution when it becomes due and payable, and the continuation of such default for a period of 30 days;

  . default by the Trust in the payment of any Redemption Price of any Preferred Security or Common Security when it becomes due and payable;

  . default in the performance, or breach, of any covenant or warranty of the Securities Trustees in the Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in one of the two immediately preceding Events of Default under the Trust Agreement), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Securities Trustees by the holders of at least 25% in liquidation amount of the outstanding Preferred Securities a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Trust Agreement, unless holders in liquidation amount of outstanding Preferred Securities not less than the liquidation amount of outstanding Preferred Securities the holders of which gave such notice, agree in writing to an extension of such period prior to its expiration; provided, however, that the holders of such liquidation amount of outstanding Preferred Securities will be deemed to have agreed to an extension of such period if corrective action is initiated by the Securities Trustees within such period and is being diligently pursued; or

  . the occurrence of certain events of bankruptcy or insolvency with respect to the Trust.

  Within 90 days after a default occurs under the Trust Agreement, the Property Trustee will transmit notice of any such default known to the Property Trustee to the holders of Trust Securities, the Administrative Trustees and the Corporation, unless the default has been cured or waived. For this purpose, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default under the Trust Agreement.

  If an Event of Default under the Subordinated Note Indenture with respect to
the Series   Junior Subordinated Notes occurs and is continuing, then pursuant to the Trust Agreement:

  . the holders of Preferred Securities will rely on the enforcement by the
    Property Trustee of its rights against the Corporation as the holder of
    the Series   Junior Subordinated Notes; and

  . the holders of a majority in aggregate liquidation amount of the
    Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies
    available to it as a holder of the Series   Junior Subordinated Notes.

If the Property Trustee fails to enforce its rights under the Series Junior Subordinated Notes, a holder of Preferred Securities may, to the extent permitted by applicable law and as provided in the Trust Agreement, institute a legal proceeding against the Corporation to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of
payment to such holder of principal of or interest on the Series   Junior
Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the due dates
specified in the Series   Junior Subordinated Notes. See "Relationship Among
the Preferred Securities, the Series   Junior Subordinated Notes and the
Guarantee" in this Prospectus Supplement and "Description of the Guarantees-- Events of Default" in the accompanying Prospectus.

  Unless an Event of Default under the Subordinated Note Indenture with respect
to the Series   Junior Subordinated Notes has occurred and is continuing, the holder of the Common Securities may remove the Securities Trustees at any time. If such an Event of Default has occurred and is continuing, the holders of a majority in liquidation amount of the Preferred Securities may remove the Property Trustee and the Delaware Trustee by act of such holders delivered to the appropriate Securities Trustee (in its individual capacity and on behalf of the Trust). No resignation or removal of any Securities Trustee and no appointment of a successor will be effective until the successor Trustee accepts its appointment in accordance with the Trust Agreement.

  If an Event of Default under the Subordinated Note Indenture with respect to
the Series   Junior Subordinated Notes has occurred and is continuing, the holders of Preferred Securities will have a preference over the holders of Common Securities upon dissolution of the Trust as described above. See "--Liquidation Distribution upon Dissolution."

Voting Rights

  Except as described in "--Amendment of the Trust Agreement" in this Prospectus Supplement, in "Description of the Guarantees--Amendments and Assignment" in the accompanying Prospectus and in the immediately succeeding paragraphs, and except as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  So long as the Property Trustee holds any Series   Junior Subordinated Notes,
the Securities Trustees will not:

  . direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Indenture Trustee, or executing any trust or power conferred on the Subordinated Indenture Trustee with
    respect to the Series   Junior Subordinated Notes;

  . consent to waive any past default which is waivable under Section 513 of the Subordinated Note Indenture;

  . exercise any right to rescind or annul a declaration that the principal
    of all the Series   Junior Subordinated Notes will be due and payable;
    or

  . consent to any amendment, modification or termination of the
    Subordinated Note Indenture or the Series   Junior Subordinated Notes,
    where such consent is required, or to any other action, as the holder of
    the Series   Junior Subordinated Notes, under the Subordinated Note
    Indenture,

without, in each case, obtaining the prior approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Preferred Securities, except that where a consent under the Subordinated Note Indenture requires the consent
of each holder of Series   Junior Subordinated Notes affected, the Securities
Trustees will not give such consent without the prior consent of each such holder of Preferred Securities. The Securities Trustees will not revoke any action that a vote of the holders of the Preferred Securities has previously authorized or approved, except pursuant to a subsequent vote of such holders.

  The Property Trustee will notify all holders of the Preferred Securities of any notice of default that it receives from the Subordinated Indenture Trustee
with respect to the Series   Junior Subordinated Notes.

  If any proposed amendment to the Trust Agreement provides for, or the Securities Trustees otherwise propose to effect, (1) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or
(2) the dissolution, winding-up or termination of the Trust, other than pursuant to the Trust Agreement, then the holders of outstanding Preferred Securities will be entitled to vote as a class on such amendment or proposal. The approval of the holders of at least 66 2/3% in liquidation amount of the outstanding Preferred Securities will be required in order for such amendment or proposal to be effective.

  Holders of Preferred Securities may give any required approval at a separate meeting of holders of Preferred Securities convened for that purpose or may give any required approval by written consent. The Administrative Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

  Any Preferred Securities that the Corporation, the Administrative Trustees or any affiliate of the Corporation or any Administrative Trustee owns, whether of record or beneficially, will be treated as if those Preferred Securities were not outstanding for purposes of such vote or consent.

Co-Property Trustees and Separate Property Trustee

  At any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act of 1939 or of any jurisdiction in which any part of the Trust Property may be located, the holder of the Common Securities and the Property Trustee will have power to appoint one or more persons approved by the Property Trustee either to act as co-property trustee, jointly with the Property Trustee, of all or any part of the Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity, any property, title, right or power deemed necessary or desirable, subject to the provisions of the Trust Agreement. Upon the written request of the Property Trustee, the Corporation, as depositor, will join with the Property Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper for the appointment. If the Corporation, as depositor, does not join in the appointment within 15 days after it receives a request to do so, or in case an Event of Default under the
Subordinated Note Indenture with respect to the Series   Junior Subordinated
Notes has occurred and is continuing, the Property Trustee alone will have power to make the appointment.

Amendment of the Trust Agreement

  The Corporation and the Securities Trustees may amend the Trust Agreement from time to time without the consent of the holders of the Trust Securities:

  . to cure any ambiguity, correct or supplement any provision which may be inconsistent with any other provision of the Trust Agreement, or to make any other provisions with respect to matters or questions arising under the Trust Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement; provided that the amendment does not adversely affect in any material respect the interests of any holder of Trust Securities; or

  . to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

Except as provided in the next paragraph, other amendments to the Trust Agreement may be made if (1) the holders of 66 2/3% in aggregate liquidation amount of the Trust Securities then outstanding approve any such amendment and
(2) the Securities Trustees receive an opinion of counsel to the effect that such amendment will not affect the Trust's status as a grantor trust or the Trust's exemption from the Investment Company Act of 1940.

  The consent of each affected holder of Trust Securities will be required, however, to amend the Trust Agreement to:

  . change the amount or timing of any distribution (or any payment upon redemption) on the Trust Securities or otherwise adversely affect the amount of any distribution (or any payment upon redemption) required to be made in respect of the Trust Securities as of a specified date;

  . restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date;

  . change the purpose of the Trust;

  . authorize the issuance of any additional beneficial interests in the Trust; or

  . change the consent required to amend the Trust Agreement.

Mergers, Consolidations or Amalgamations

  The Trust may not consolidate, amalgamate, merge with or into any corporation or other entity, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below. The Trust may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by a trust organized as such under the laws of any state; provided that:

  . the successor entity either (1) expressly assumes all the Trust's obligations with respect to the Trust Securities or (2) substitutes for the Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  . the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the
    holder of the Series   Junior Subordinated Notes;

  . the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed;

  . the consolidation, amalgamation, merger or replacement does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization;

  . the consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;

  . the successor entity has a purpose substantially identical to that of the Trust;

  . prior to the consolidation, amalgamation, merger or replacement, the Corporation and the Property Trustee have received an opinion of counsel to the effect that (1) the consolidation, amalgamation, merger or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect, and (2) following the consolidation, amalgamation, merger or replacement, neither the Trust nor the successor entity will be required to register as an "investment company" under the Investment Company Act of 1940; and

  . the Corporation owns all the common securities of the successor entity and guarantees the obligations of the successor entity with respect to the Successor Securities at least to the extent provided by the Guarantee.

Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

  Any corporation or other entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which any Securities Trustee is a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any Securities Trustee, will be the successor of such Securities Trustee under the Trust Agreement; provided that such corporation or other entity is otherwise qualified and eligible.

Payment and Paying Agent

  So long as DTC is acting as securities depositary for the Preferred Securities, payments on the Preferred Securities will be made to DTC, which will credit the relevant accounts at DTC on the applicable Distribution Dates. If the Preferred Securities are no longer held by DTC, such payments will be made by check mailed to the address of the holder entitled to the payment as such address appears in the Security Register (as defined in the Trust Agreement). The paying agent will initially be the Property Trustee. The paying agent will be permitted to resign as paying agent upon 30 days' written notice to the Administrative Trustees and the Corporation. Upon such resignation, the Administrative Trustees will appoint a successor to act as paying agent.

Registrar and Transfer Agent

  It is anticipated that the Property Trustee, or one of its affiliates, will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment in respect of any tax or other governmental charges which may be imposed in relation to it.

  The registrar and transfer agent for the Preferred Securities will not be required to register or cause to be registered any transfer of Preferred Securities that have been called for redemption.

Information Concerning the Property Trustee

  Prior to the occurrence of an Event of Default under the Trust Agreement, the Property Trustee undertakes to perform only those duties as are specifically set forth in the Trust Agreement and, after default, will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which the Property Trustee might incur as a result.

  The Chase Manhattan Bank, which is the Property Trustee, also serves as Subordinated Indenture Trustee and as Guarantee Trustee. The Chase Manhattan Bank also serves as Trustee under the Corporation's Senior Note Indenture. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

Governing Law

  The Trust Agreement and the Trust Securities will be governed by the internal laws of the State of Delaware, except that New York law will govern the immunities and standard of care of the Property Trustee.

Miscellaneous

  The Trust Agreement authorizes and directs the Administrative Trustees to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940 or taxed as other than a grantor trust for United States federal income tax purposes. The Trust Agreement also authorizes and directs the Administrative Trustees to operate the Trust so that the Series Junior Subordinated Notes will be treated as indebtedness of the Corporation for United States federal income tax purposes. In such connection, the Administrative Trustees and the Corporation are authorized to take any action that is not inconsistent with applicable law, the Trust's certificate of trust or the Trust Agreement, that the Administrative Trustees and the Corporation determine in their discretion to be necessary or desirable for such purposes, as long as the action does not materially and adversely affect the interests of the holders of the Preferred Securities.

             DESCRIPTION OF THE SERIES   JUNIOR SUBORDINATED NOTES

  A description of the terms of the Series   Junior Subordinated Notes is set
forth below. This description supplements, and should be read together with, the description of the general terms and provisions of the Junior Subordinated Notes set forth in the accompanying Prospectus under "Description of the Junior Subordinated Notes." The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Subordinated Note Indenture. Certain capitalized terms used in this description are defined in the Subordinated Note Indenture.

General

  The Corporation will issue the Series   Junior Subordinated Notes as a series
of Junior Subordinated Notes under the Subordinated Note Indenture. The Series
  Junior Subordinated Notes will be limited in aggregate principal amount to $ , which is the aggregate liquidation amount of the Trust Securities.

  The entire principal amount of the Series   Junior Subordinated Notes will
mature and become due and payable, together with any accrued and unpaid interest thereon (including any Additional Interest (as defined under
"--Additional Interest" below)), on          ,    . The Series   Junior
Subordinated Notes are not subject to any sinking fund provision.

  The interest rate and interest and other payment dates of the Series Junior Subordinated Notes will correspond to those of the Preferred Securities as described in this Prospectus Supplement.

  The Series   Junior Subordinated Notes will rank equal in priority with the other series of Junior Subordinated Notes issued under the Subordinated Note Indenture.

Optional Redemption

  The Corporation will have the right to redeem the Series   Junior
Subordinated Notes, in whole or in part, without premium, from time to time, on
or after      ,   , or at any time, in whole, within 90 days after a Special
Event (as described in "Description of the Preferred Securities--Special Event Redemption or Distribution") occurs, upon not less than 30 nor more than 60 days' notice, at a Redemption Price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest (including any Additional Interest) to the redemption date. If a partial redemption of the Series
Junior Subordinated Notes would result in the delisting of the Preferred
Securities, the Corporation may redeem the Series   Junior Subordinated Notes
only in whole.

Interest

  Each Series   Junior Subordinated Note will bear interest at an annual rate
of   % from the date of original issuance, payable, unless deferred, quarterly in arrears on March 31, June 30, September 30 and December 31 of each year,
commencing on      ,   . Such interest will be payable to the person in whose
name such Series Junior Subordinated Note is registered at the close of business on the fifteenth calendar day prior to such interest payment date, except that interest payable on the stated maturity of principal of the Series Junior Subordinated Notes or on a redemption date will be paid to the person to whom principal is payable. The amount of interest payable will be computed on the basis of a 360-day year of twelve 30-day months. If any date on which
interest is payable on the Series   Junior Subordinated Notes is not a Business
Day, the interest payable on such date will be paid on the next day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such interest will be paid on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable.

Option to Extend Interest Payment Period

  The Corporation will have the right at any time, and from time to time, to
defer payments of interest on the Series   Junior Subordinated Notes by
extending the interest payment period for up to 20 consecutive quarters, but not beyond the maturity date. When an Extension Period has terminated, the Corporation will pay all interest then accrued and unpaid (including any Additional Interest) on the next interest payment date. Prior to the termination of any Extension Period, the Corporation may further defer payments of interest by extending the interest payment period, except that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters. During an Extension Period, the Corporation will have the right to make partial payments of interest on any interest payment date. Upon the termination of any Extension Period and the payment of all amounts then due, the Corporation may select a new Extension Period, subject to the previously mentioned requirements. The Corporation has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Series Junior Subordinated Notes.

  The Corporation will give the holder or holders of the Series   Junior
Subordinated Notes and the Subordinated Indenture Trustee notice of its selection or extension of an Extension Period at least one Business Day prior to the earlier of:


  . the record date relating to the interest payment date on which the Extension Period is to commence or relating to the interest payment date on which an Extension Period that is being extended would otherwise terminate; or

  . the date the Corporation or the Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization of the record date or the date such distributions are payable.

Additional Interest

  "Additional Interest" with respect to the Series   Junior Subordinated Notes
is defined in the Subordinated Note Indenture as (1) such additional amounts as may be required so that the net amounts received and retained by a holder of
Series   Junior Subordinated Notes (if the holder is the Trust) after paying taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority will not be less than the amounts the holder would have received had no such taxes, duties, assessments or other governmental charges been imposed; and (2) such interest as shall accrue on interest due and not paid on an interest payment date, accruing at an annual rate of % from the applicable interest payment date to the date of payment, compounded quarterly, on each interest payment date, to the extent permitted by applicable law.

Certain Covenants

  The Corporation covenants in the Subordinated Note Indenture, for the benefit
of the holders of Series   Junior Subordinated Notes and the holders of the
Preferred Securities, that, (1) if the Corporation has given notice of its
election to extend an interest payment period for the Series   Junior
Subordinated Notes and such extension is continuing or (2) if an Event of Default under the Subordinated Note Indenture with respect to the Series
Junior Subordinated Notes has occurred and is continuing, (x) the Corporation will not declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, and (y) the Corporation will not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees other than the Guarantee) issued by the
Corporation which rank equal in priority with or junior to the Series   Junior
Subordinated Notes. These covenants, however, shall not restrict (1) any of the actions described in the preceding sentence resulting from any reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (2) dividends or distributions in capital stock of the Corporation.

  The Corporation also covenants in the Subordinated Note Indenture that, for so long as the Trust Securities remain outstanding, the Corporation will (1) directly or indirectly maintain 100% ownership of the Common Securities of the Trust (provided, however, that any successor of the Corporation permitted under the Subordinated Note Indenture may succeed to the Corporation's ownership of the Common Securities) and (2) use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with
the distribution of Series   Junior Subordinated Notes to the holders of Trust
Securities in liquidation of such Trust, the redemption of all the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Trust Agreement, and (y) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Book-Entry and Issuance

  The Series   Junior Subordinated Notes are expected to be issued in the form of one or more global certificates registered in the name of the securities depositary or its nominee if distributed to holders of Trust Securities in connection with the voluntary or involuntary dissolution, winding-up or liquidation of the Trust. In such event, the procedures applicable to the
transfer and payment of the Series   Junior Subordinated Notes are expected to
be substantially similar to those described with respect to the Preferred Securities in "Description of the Preferred Securities--Book-Entry Only Issuance--DTC."

Denominations

  The Series   Junior Subordinated Notes will be issuable in registered form
without coupons in denominations of $   or any integral multiples of $  .

Defeasance

  The Series   Junior Subordinated Notes will be subject to Defeasance as described in the Subordinated Note Indenture. See "Description of the Junior Subordinated Notes--Defeasance and Covenant Defeasance" in the accompanying Prospectus.

  Under current United States federal income tax laws, Defeasance would be
treated as an exchange of the relevant Series   Junior Subordinated Notes in
which holders of such Series   Junior Subordinated Notes might recognize gain
or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

  The Series   Junior Subordinated Notes will not be subject to Covenant
Defeasance as described in the Subordinated Note Indenture. See "Description of the Junior Subordinated Notes--Defeasance and Covenant Defeasance" in the accompanying Prospectus.

Miscellaneous

  The Corporation will have the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture with respect to the Series
  Junior Subordinated Notes to one of its direct or indirect wholly owned subsidiaries; provided that the Corporation will remain primarily liable for the performance of all such obligations in the event of any such assignment.

                  RELATIONSHIP AMONG THE PREFERRED SECURITIES,
            THE SERIES   JUNIOR SUBORDINATED NOTES AND THE GUARANTEE

  As long as payments of interest and other payments on the Series Junior Subordinated Notes are made when due, those payments will be sufficient to cover distributions and payments due on the Trust Securities primarily because:

  . the aggregate principal amount of Series Junior Subordinated Notes will be equal to the aggregate liquidation amount of the Trust Securities;

  . the interest rate and interest and other payment dates on the Series
    Junior Subordinated Notes will correspond to the distribution rate and distribution and other payment dates for the Preferred Securities;

  . the Corporation will pay for all costs and expenses of the Trust pursuant to the Agreement as to Expenses and Liabilities between the Corporation and the Trust; and

  . the Trust Agreement provides that the Securities Trustees will not cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

  The Corporation will guarantee payments of distributions and other payments due on the Preferred Securities (in each case to the extent funds are legally and immediately available therefor) as and to the extent set forth under "Description of the Guarantees" in the accompanying Prospectus. If the
Corporation does not make the required payments on the Series   Junior
Subordinated Notes, it is not expected that the Trust will have sufficient funds to make the related distributions on the Preferred Securities. The Guarantee is a guarantee from the time of its issuance, but does not apply to any payment of distributions unless and until the Trust has sufficient funds legally and immediately available for the payment of such distributions.

  If an Event of Default under the Subordinated Note Indenture with respect to
the Series   Junior Subordinated Notes occurs and is continuing, then:

  . the holders of Preferred Securities will rely on the enforcement by the
    Property Trustee of its rights against the Corporation as the holder of
    the Series   Junior Subordinated Notes; and

  . the holders of a majority in aggregate liquidation amount of the
    Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies
    available to it as a holder of the Series   Junior Subordinated Notes.

  If the Property Trustee fails to enforce its rights under the Series Junior Subordinated Notes, a holder of Preferred Securities may, to the extent permitted by applicable law and as provided in the Trust Agreement, institute a legal proceeding against the Corporation to enforce its rights under the Trust Agreement without first instituting any legal proceeding against the Property Trustee or any other person or entity, including the Trust. Notwithstanding the foregoing, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of
payment to such holder of principal of or interest on the Series   Junior
Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the due dates
specified in the Series   Junior Subordinated Notes. The Trust Agreement also
provides a mechanism whereby the holders of Preferred Securities may appoint a substitute Property Trustee if an Event of Default under the Subordinated Note
Indenture with respect to the Series   Junior Subordinated Notes occurs and is
continuing.

  If the Corporation fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Preferred Securities may direct the Guarantee Trustee to enforce its rights under the Guarantee. In addition, any holder of Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

  The Guarantee, the Subordinated Note Indenture, the Series   Junior
Subordinated Notes, the Trust Agreement and the Agreement as to Expenses and Liabilities between the Corporation and the Trust, as described above, provide a full and unconditional guarantee, subject to certain subordination provisions, by the Corporation of the payments due on the Preferred Securities.

  The holders of Preferred Securities will be entitled to receive, out of assets legally available for distribution to holders, the Liquidation Distribution in cash upon any voluntary or involuntary dissolution, winding-up
or termination of the Trust unless the Series   Junior Subordinated Notes are
distributed in connection therewith. See "Description of the Preferred Securities--Liquidation Distribution upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee,
as holder of the Series   Junior Subordinated Notes, would be a subordinated
creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal and interest before the shareholder of the Corporation receives payments or distributions. Because the Corporation is guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to holders of the Preferred Securities) under the Agreement as to Expenses and Liabilities between the Corporation and the Trust, the positions
of a holder of Preferred Securities and a holder of Series   Junior
Subordinated Notes relative to other creditors and the shareholder of the Corporation in the event of liquidation or bankruptcy of the Corporation would be substantially the same.

  A default or event of default under any Senior Indebtedness would not constitute a default or an Event of Default under the Subordinated Note
Indenture with respect to the Series   Junior Subordinated Notes. However, in
the event of a default with respect to Senior Indebtedness or the acceleration
of Senior Indebtedness, the subordination provisions of the Series   Junior
Subordinated Notes provide that no payments may be made in respect of the
Series   Junior Subordinated Notes:

  . until such Senior Indebtedness has been paid in full (in the case of any payment by, or distribution of assets of, the Corporation to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation); or

  . until all amounts due on such Senior Indebtedness have been paid (in the case of a payment default thereunder (beyond any period of grace) or the acceleration of the maturity of such Senior Indebtedness because of a default with respect to such Senior Indebtedness).

  Failure to make required payments on the Series   Junior Subordinated Notes
would (with the lapse of time, in the case of defaults in the payment of interest) constitute an Event of Default under the Subordinated Note Indenture
with respect to the Series   Junior Subordinated Notes, except that failure to
make interest payments on the Series   Junior Subordinated Notes will not be
such an Event of Default during an Extension Period.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

  The following is the opinion of Dewey Ballantine LLP, counsel to the Corporation and the Trust, as to the material United States income tax consequences of the purchase, ownership and disposition of the Preferred Securities, insofar as it relates to matters of law and legal conclusions. This discussion deals only with Preferred Securities held as capital assets within the meaning of the Internal Revenue Code of 1986, as amended to the date hereof (the "Code"), by Holders (as defined herein) that acquire Preferred Securities on their original issue at their original offering price. Moreover, it does not include all of the tax consequences that may be important to a Holder in light of the Holder's particular circumstances or to Holders subject to special rules, such as certain financial institutions, real estate investment trusts, regulated investment companies, insurance companies, tax-exempt organizations, dealers in securities or currencies, individual retirement and certain tax deferred accounts, and persons who engage in a straddle or a hedge relating to a Preferred Security. Prospective investors should consult their own tax advisors with regard to the application of the tax considerations discussed below to their particular situations as well as the application of any state, local or other tax laws. This discussion is based on laws, existing and proposed regulations, and applicable judicial and administrative determinations, all of which are subject to change at any time, and any such changes may be retroactively applied in a manner that could adversely affect Holders. As used herein, the term "Holder" means a beneficial owner of a Preferred Security that for United States federal income tax purposes is (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (3) an estate the income of which is subject to United States federal income taxation regardless of its source and
(4) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. The following discussion does not address any tax consequences that apply specifically to nonresident aliens or foreign entities.

Treatment of the Trust and Preferred Securities for Federal Income Tax Purposes

  The Trust will be treated as a "grantor trust" and not as an association taxable as a corporation for federal income tax purposes. Thus, for federal income tax purposes, each Holder will be treated as the beneficial owner of a
pro rata undivided interest in the Series   Junior Subordinated Notes and,
consequently, will be required to include in income the Holder's pro rata share
of the entire income from the Series   Junior Subordinated Notes. Each Holder
generally will determine its net income or loss with respect to the Trust in accordance with its own method of accounting, although income arising from original issue discount, if any, must be taken into account under the accrual method of accounting even if the Holder otherwise would use the cash receipts and disbursements method.

Original Issue Discount

  Under applicable income tax regulations, the Corporation believes that the
Series   Junior Subordinated Notes will not be treated as issued with original issue discount. It should be noted that these regulations have not yet been addressed in any rulings or other interpretations by the Internal Revenue Service. Accordingly, it is possible that the Internal Revenue Service could take a position contrary to the interpretations described herein. Should the Corporation exercise its option to defer payments of interest, the Series Junior Subordinated Notes would at that time be treated as issued with original
issue discount, and all the stated interest payments on the Series   Junior
Subordinated Notes would thereafter be treated as original issue discount for so long as they remained outstanding. As a result, all Holders would, in effect, be required to accrue interest income even if such Holders are on a cash method of accounting. Consequently, in the event that the payment of interest is deferred, a Holder could be required to include original issue discount in income on an economic accrual basis, notwithstanding that the Corporation will not make any interest payments during such period on the
Series   Junior Subordinated Notes.

  Because income on the Preferred Securities will constitute interest or original issue discount, corporate Holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Preferred Securities.

Sale of Preferred Securities

  Upon the sale, retirement (including redemption) or other taxable disposition of all or part of a Preferred Security, a Holder thereof will recognize gain or loss equal to the difference between the amount realized on such sale, retirement or other disposition and such Holder's adjusted tax basis in the Preferred Security or part thereof. If the Holder disposes of a Preferred Security prior to the occurrence of an Extension Period, any portion of the amount received that is attributable to accrued interest will be treated as interest income to the Holder and will not be treated as part of the amount realized for purposes of determining gain or loss on the disposition of the Preferred Security. Any recognized gain or loss will be capital gain or loss, and such capital gain or loss will be long-term if the holding period for the Preferred Security is more than one year at the time of sale, retirement or other disposition. In the case of a Holder that is an individual, estate or trust, "net capital gain," i.e., the excess of net long-term capital gain over net short-term capital loss, is generally subject to a reduced rate of federal income tax. A Holder's adjusted tax basis in a Preferred Security acquired by purchase will generally equal the cost of such Preferred Security to the Holder, increased by the amount of any related accrued original issue discount included in taxable income by the Holder and
reduced by any prior payments on the Series   Junior Subordinated Notes
distributed with respect to the Preferred Security. The redemption of only part of a Preferred Security will require an allocation of the Holder's pro rata
share of the adjusted issue price of the related Series   Junior Subordinated
Notes between the portion of the Series   Junior Subordinated Notes redeemed
and the portion retained by the Holder in order to determine gain or loss.

Receipt of Series   Junior Subordinated Notes upon Liquidation of the Trust

  As described under "Description of the Preferred Securities--Distribution of
Series   Junior Subordinated Notes upon Termination of Trust," Series   Junior
Subordinated Notes may be distributed to Holders in exchange for the Preferred Securities and in liquidation of the Trust. Such a distribution would be treated as a non-taxable event to each Holder, and each Holder would receive an aggregate tax basis in the Holder's Series Junior Subordinated Notes equal to the Holder's aggregate tax basis in its Preferred Securities. A Holder's holding period with respect to the Series Junior Subordinated Notes so received in liquidation of the Trust would include the period for which the Preferred Securities were held by such Holder.

  If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of its dissolution, the distribution of the Series Junior Subordinated Notes would constitute a taxable event to Holders of Preferred Securities, and a Holder's
holding period in Series   Junior Subordinated Notes would begin on the date
such Series   Junior Subordinated Notes were received.

Information Reporting to Holders

  Income on the Preferred Securities will be reported to Holders on Form 1099, which form should be mailed to Holders of Preferred Securities by January 31 following each calendar year.

Backup Withholding

  A Holder may be subject to "backup withholding" under certain circumstances. Backup withholding applies to a Holder if the Holder, among other things, (1) fails to furnish his social security number or other taxpayer identification number ("TIN") to the payor responsible for backup withholding (for example, the Holder's securities broker), (2) furnishes such payor an incorrect TIN, (3) fails to provide such payor with a certified statement, signed under penalties of perjury, that the TIN provided to the payor is correct and that the Holder is not subject to backup withholding or (4) fails to report properly interest and dividends on his tax return. Backup withholding, however, does not apply to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. The backup withholding rate is 31% of "reportable payments," which generally will include distributions of interest and principal payments on the Series Junior Subordinated Notes and payment of the proceeds from the disposition of Preferred Securities. Any amount withheld from a Holder under the backup withholding rules will be allowed as a refund or a credit against such Holder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

  The federal income tax discussion set forth above may not be applicable to a holder, depending upon a holder's particular situation, and therefore each holder should consult his tax advisor with respect to the tax consequences of the ownership and disposition of Preferred Securities, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax law.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below, and each
of such Underwriters, for whom       ,      and       are acting as
Representatives, has severally agreed to purchase, the number of Preferred Securities set forth opposite their respective names below. In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Preferred Securities offered hereby if any of the Preferred Securities are purchased.

                                                                 Number of
      Underwriter                                           Preferred Securities
      -----------                                           --------------------




















                                                                    ----
        Total..............................................
                                                                    ====

  In view of the fact that the proceeds of the sale of the Preferred Securities
will ultimately be used to purchase Series   Junior Subordinated Notes, the
Underwriting Agreement provides that the Corporation will pay as compensation
to the Underwriters $     per Preferred Security for the accounts of the
several Underwriters ($        in the aggregate).

  The Underwriters have advised the Corporation and the Trust that they propose to offer the Preferred Securities in part directly to the public at the initial public offering price, as set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a
concession not in excess of $   per Preferred Security. The Underwriters may
allow, and such dealers may reallow, a concession not in excess of $   per
Preferred Security to certain other dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Representatives.

  The Preferred Securities are expected to be approved for listing on the New York Stock Exchange, subject to official notice of issuance. Trading of the Preferred Securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the Preferred Securities. The Representatives have advised the Corporation and the Trust that they intend to make a market in the Preferred Securities prior to the commencement of trading on the New York Stock Exchange. The Representatives will have no obligation to make a market in the Preferred Securities, however, and may cease market-making activities, if commenced, at any time.

  Prior to this offering, there has been no public market for the Preferred Securities. In order to meet one of the requirements for listing the Preferred Securities on the New York Stock Exchange, the Underwriters will undertake to sell lots of 100 or more Preferred Securities to a minimum of 400 beneficial holders.

  In connection with the offering, the Underwriters may purchase and sell the Preferred Securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Preferred Securities; and syndicate short positions involve the sale by the Underwriters of a greater number of Preferred Securities than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if such Preferred Securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Preferred Securities, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

  The Corporation and the Trust have agreed, during the period of    days from
the date of the Underwriting Agreement, not to sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Preferred Securities, any security convertible into or exchangeable for the Preferred Securities or the
Series   Junior Subordinated Notes or any debt securities substantially similar
to the Series   Junior Subordinated Notes or equity securities substantially
similar to the Preferred Securities (except for the Series   Junior
Subordinated Notes and the Preferred Securities issued pursuant to the Underwriting Agreement), without the prior written consent of the Representatives.

  The Corporation and the Trust have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  The Corporation estimates that it will spend approximately $       for
printing, rating agency fees, trustees' fees, legal fees and other expenses of the offering.

  In the course of their respective businesses, the Underwriters and their affiliates have engaged, and will in the future engage, in investment banking transactions with the Corporation and certain of its affiliates.

                           VALIDITY OF THE SECURITIES

  Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Corporation and the Trust, will pass upon certain matters of Delaware law relating to the validity of the Preferred Securities on behalf of the Corporation and the Trust. Dewey Ballantine LLP, New York, New York, will
pass upon the validity of the Series   Junior Subordinated Notes, the Guarantee
and certain related matters as well as certain matters relating to United States federal income tax considerations on behalf of the Corporation. Sullivan & Cromwell, New York, New York, will pass upon the validity of the Series Junior Subordinated Notes and the Guarantee for the Underwriters.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(To Prospectus dated        , 1999)

                   Subject to Completion dated        , 1999

                                  $[        ]

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                        Series    % Senior Notes due

                                  ----------

  The Corporation will pay interest on the Series   Senior Notes on        and
      of each year. The first interest payment will be made on      ,   .
The Series   Senior Notes will mature on      ,    and are redeemable at the
option of the Corporation at any time at a redemption price determined by using the formula set forth in this Prospectus Supplement. See "Description of the
Series   Senior Notes--Redemption at the Option of the Corporation."

  The Series   Senior Notes are unsecured and rank equally with all other unsecured senior indebtedness of the Corporation. The Corporation will issue
the Series   Senior Notes only in registered form in denominations of $
and integral multiples of $     .


                                                              Per Series
                                                              Senior Note  Total
                                                              ------------ -----
Initial Public Offering Price (1)............................
Underwriting Discounts and Commissions.......................
Proceeds, before expenses, to the Corporation................

-----
(1) Purchasers will also be required to pay accrued interest from     ,    , if
    settlement occurs after that date.


  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus Supplement or the accompanying Prospectus. Any representation to the contrary is a criminal offense.

  The underwriters are severally underwriting the Series   Senior Notes. The
underwriters expect to deliver the Series   Senior Notes in book-entry only
form through the facilities of The Depository Trust Company against payment in
New York, New York on     ,   .


                                  ----------

                            [Names of Underwriters]

                                  ----------

                     Prospectus Supplement dated      ,   .

  You should rely only on the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. We have not, and the Underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus Supplement and the accompanying Prospectus is accurate as of the date on the front of the documents only. Our business, financial condition, results of operations and prospects may have changed since that date.

                               TABLE OF CONTENTS

                           PROSPECTUS SUPPLEMENT
                                                                            PAGE
                                                                            ----
Forward-Looking Statements.................................................  S-3
Recent Developments........................................................  S-4
Description of the Series      Senior Notes................................  S-5
Underwriting............................................................... S-10
Validity of the Securities................................................. S-11
                                PROSPECTUS
Where to Find More Information.............................................    2
Duke Capital Corporation...................................................    4
The Trusts.................................................................    9
Use of Proceeds............................................................   10
Description of the Senior Notes............................................   11
Description of the Junior Subordinated Notes...............................   23
Description of the Preferred Securities....................................   33
Description of the Guarantees..............................................   34
Accounting Treatment.......................................................   37
Plan of Distribution.......................................................   37
Validity of the Securities.................................................   38
Experts....................................................................   38

                           FORWARD-LOOKING STATEMENTS

This Prospectus Supplement and the accompanying Prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We caution investors and prospective investors that there are a number of forward-looking statements contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus. These forward-looking statements may include statements about the expected revenues, earnings, capital expenditures, resolution and impact of litigation, competitive performance, or other prospects for the business of Duke Capital Corporation (the "Corporation") and its subsidiaries or their affiliated companies, and include any and all assumptions that underlie the forward-looking statements and other statements that are other than statements of historical fact. Actual outcomes and results are likely to differ, and may differ materially, from those projected. Factors that could cause forward-looking statements to be inaccurate include, but are not limited to:

    . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures, and affect the speed and degree to which competition enters the electric and natural gas industries;

    . industrial, commercial and residential growth in the service territories of the Corporation and its subsidiaries;

    . the weather and other natural phenomena;

    . the timing and extent of changes in commodity prices and interest rates;

    . changes in environmental and other laws and regulations to which the Corporation and its subsidiaries are subject or other external factors over which the Corporation has no control;

    . the results of financing efforts;

    . growth in opportunities for the Corporation's subsidiaries;

    . achievement of Year 2000 readiness; and

    . the effect of the Corporation's accounting policies.

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus Supplement and the accompanying Prospectus might not occur. We undertake no obligation to publicly update or revise any forward-looking statements or this discussion of some of the factors that could cause actual results to differ, whether as a result of new information, future events or otherwise.

                              RECENT DEVELOPMENTS

RECENT INCOME STATEMENT DATA

  The following table presents unaudited income statement data for the year ended December 31, 1998, which data should be read in conjunction with the consolidated financial statements, the notes thereto and the other information contained or incorporated by reference in this Prospectus Supplement and the accompanying Prospectus.

                                                                     (DOLLARS
                                                                   IN THOUSANDS)
                                                                   -------------
      Operating Revenues..........................................  $13,059,000
      Operating Expenses..........................................   12,023,000
       Operating Income...........................................    1,036,000
      Other Income, Net...........................................      101,000
      Earnings Before Interest and Taxes..........................    1,137,000
      Interest Expense............................................      237,000
      Income Before Extraordinary Loss............................      519,000
      Net Income..................................................      511,000

                    DESCRIPTION OF THE SERIES   SENIOR NOTES

  A description of the specific terms of the Series   Senior Notes is set forth
below. This description should be read together with the description of the general terms and provisions of the Senior Notes in the accompanying Prospectus under the caption "Description of the Senior Notes." The description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the description in the accompanying Prospectus and the Senior
Note Indenture. Capitalized terms used in the description that are not defined in this Prospectus Supplement are defined in the Senior Note Indenture.

GENERAL

  The Series   Senior Notes will be limited to $       in aggregate principal
amount and will mature on     ,   .

  The Corporation will pay the principal of, premium, if any, and interest on
the Series   Senior Notes in immediately available funds to The Depository
Trust Company ("DTC"), or its nominee, as the case may be, as the registered
owner and holder of the Series   Senior Notes, as long as the Series   Senior
Notes are represented by one or more global securities and DTC serves as securities depositary.

  The Series   Senior Notes will have no sinking fund provisions.

INTEREST

  The Series   Senior Notes will bear interest at the rate of   % per annum
from the date of issue, or from the most recent interest payment date to which interest has been paid or provided for. The Corporation will pay interest
semiannually on      and    of each year, commencing on     ,   , to the person
or persons in whose name the Series   Senior Notes are registered on the close
of business on the fifteenth calendar day before the relevant interest payment date, except that the Corporation will pay interest payable at the stated
maturity of the Series   Senior Notes or on a redemption date to the person or
persons to whom principal is payable. Interest will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable is not a Business Day, the Corporation will pay such interest on the next succeeding day which is a Business Day (and without any interest or other payment due to any such delay) with the same force and effect as if made on such date.

RANKING

  The Series   Senior Notes will be direct, unsecured and unsubordinated
obligations of the Corporation ranking equal in priority with all other unsecured and unsubordinated indebtedness of the Corporation. The Senior Note Indenture contains no restrictions on the amount of additional indebtedness that the Corporation may incur thereunder.

  The Corporation conducts its business through subsidiaries. Accordingly, the
ability of the Corporation to meet its obligations under the Series   Senior
Notes will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors.

REDEMPTION AT THE OPTION OF THE CORPORATION

  The Corporation may redeem the Series   Senior Notes at its option, in whole
or in part at any time, at a redemption price equal to the greater of (i) 100%
of the principal amount of the Series   Senior Notes to be redeemed and (ii)
the sum of the present values of the remaining scheduled payments of principal
and interest on such Series   Senior Notes (exclusive of interest accrued to
the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury
Rate plus     basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

  "Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Stated Maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

  "Comparable Treasury Issue" means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable
to the remaining term of the Series   Senior Notes to be redeemed that would be
utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable
maturity to the remaining term of such Series   Senior Notes.

  "Independent Investment Banker" means     and any successor firm or, if such
firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Senior Indenture Trustee after consultation with the Corporation.

  "Comparable Treasury Price" means with respect to any redemption date for the
Series   Senior Notes (i) the average of      Reference Treasury Dealer
Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Senior Indenture
Trustee obtains fewer than    such Reference Treasury Dealer Quotations, the
average of all such quotations.

  "Reference Treasury Dealer" means each of        ,       ,      ,        and
           and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation will substitute therefor another Primary Treasury Dealer.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Senior Indenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Indenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Redemption Procedures

  Notice of any redemption by the Corporation will be mailed at least 30 days but not more than 60 days before any redemption date to each registered holder
of Series   Senior Notes to be redeemed. If the redemption notice is given and funds deposited as required, then interest will cease to accrue on and after
the redemption date on the Series   Senior Notes or portions of Series
Senior Notes called for redemption. In the event that any redemption date is not a Business Day, the Corporation will pay the redemption price on the next succeeding day which is a Business Day (without any interest or other payment due to such delay).

Denominations

  The Corporation may issue the Series   Senior Notes in denominations of $
or integral multiples of $     .

Defeasance

  The Senior Notes will be subject to Defeasance and Covenant Defeasance as described in the Senior Note Indenture. See "Description of the Senior Notes-- Defeasance and Covenant Defeasance" in the accompanying Prospectus.

  Under current United States federal income tax laws, Defeasance would be
treated as an exchange of the relevant Series   Senior Notes in which holders
of such Series   Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws. Under current United States federal income tax laws, unless accompanied by other changes in the terms of the Series
  Senior Notes, Covenant Defeasance should not be treated as a taxable exchange.

Book-Entry Only Issuance--DTC

  DTC will act as the initial securities depositary for the Series   Senior
Notes. The Series   Senior Notes will be issued as fully registered securities registered in the name of Cede & Co.,

DTC's nominee. One or more fully registered global Series   Senior Note
certificates will be issued, representing in the aggregate the total principal
amount of the Series   Senior Notes, and will be deposited with DTC.

  DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, the American Stock Exchange and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

  Purchases of Series   Senior Notes within the DTC system must be made by or
through Direct Participants, which will receive a credit for the Series
Senior Notes on DTC's records. The ownership interest of each actual purchaser
of Series   Senior Notes ("Beneficial Owner") is in turn to be recorded on the
Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners entered into the
transaction. Transfers of ownership interests in the Series   Senior Notes are
to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates
representing their ownership interests in Series   Senior Notes, except in the
event that use of the book-entry system for the Series   Senior Notes is
discontinued.

  To facilitate subsequent transfers, all Series   Senior Notes deposited by
Participants with DTC are registered in the name of DTC's partnership nominee,
Cede & Co. The deposit of Series   Senior Notes with DTC and their registration
in the name of Cede & Co. effect no change in beneficial ownership. DTC has no
knowledge of the actual Beneficial Owners of the Series   Senior Notes. DTC's
records reflect only the identity of the Direct Participants to whose accounts
such Series   Senior Notes are credited, which may or may not be the Beneficial
Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to DTC. If less than all of the Series
Senior Notes are being redeemed, DTC will reduce the amount of interest of each
Direct Participant in the Series   Senior Notes in accordance with its
procedures.

  Neither DTC nor Cede & Co. will consent or vote with respect to Series Senior Notes. Under its usual procedures, DTC would mail an Omnibus Proxy to the Corporation as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants
to whose accounts the Series   Senior Notes are credited on the record date
(identified in a listing attached to the Omnibus Proxy).

  Payments on the Series   Senior Notes will be made to Cede & Co., as nominee
of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detailed information, on the relevant payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment to Cede & Co. is the responsibility of the Corporation or the Paying Agent, disbursement of such payments to Direct Participants is the responsibility of Cede & Co. and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  Except as provided herein, a Beneficial Owner of an interest in a global
Series   Senior Note will not be entitled to receive physical delivery of
Series   Senior Notes. Accordingly, each Beneficial Owner must rely on the
procedures of DTC to exercise any rights under the Series   Senior Notes. The
laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the
ability to transfer beneficial interests in a global Series   Senior Note.

  DTC may discontinue providing its services as securities depositary with
respect to the Series   Senior Notes at any time by giving reasonable notice to
the Corporation. Under such circumstances, in the event that a successor
securities depositary is not obtained within 90 days, Series   Senior Note
certificates will be printed and delivered to the holders of record. Additionally, the Corporation may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary) with
respect to the Series   Senior Notes. In that event, certificates for the
Series   Senior Notes will be printed and delivered to the holders of record.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Corporation believes to be reliable, but the Corporation takes no responsibility for the accuracy of such information. The Corporation has no responsibility for the performance by DTC or its Participants of their respective obligations as described in this Prospectus Supplement and the accompanying Prospectus or under the rules and procedures governing their respective operations.

                                  UNDERWRITING

  Subject to the terms and conditions set forth in an Underwriting Agreement, the Corporation has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount
of Series   Senior Notes set forth opposite its name below. In the Underwriting
Agreement, the several Underwriters have agreed, subject to the terms and
conditions set forth therein, to purchase all of the Series   Senior Notes
offered hereby if any of the Series   Senior Notes are purchased. In the event
of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the nondefaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                           Principal Amount
                       Underwriter                     of Series    Senior Notes
                       -----------                     -------------------------
                                                                 $


                                                                 -----
     Total............................................           $
                                                                 =====

  The Underwriters have advised the Corporation that they propose initially to
offer the Series   Senior Notes to the public at the public offering price set forth on the cover page of this Prospectus Supplement, and to certain dealers
at such price less a concession not in excess of   % of the principal amount.
The Underwriters may allow, and such dealers may reallow, a discount not in
excess of   % of the principal amount of the Series    Senior Notes to certain
other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

  In connection with the offering of the Series   Senior Notes, the
Underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the Underwriters. Stabilizing
transactions involve bids to purchase the Series   Senior Notes in the open
market for the purpose of pegging, fixing or maintaining the price of the
Series   Senior Notes. Syndicate covering transactions involve purchases of the
Series   Senior Notes in the open market after the distribution has been completed in order to cover short positions. Such stabilizing transactions and
syndicate covering transactions may cause the price of the Series   Senior
Notes to be higher than it would otherwise be in the absence of such transactions. Such activities, if commenced, may be discontinued at any time.

  The Corporation has agreed, during the period of    days from the date of the
Underwriting Agreement, not to sell, offer to sell, grant any option for the
sale of, or otherwise dispose of any Series   Senior Notes, any security
convertible into or exchangeable for the Series   Senior Notes or any debt
securities substantially similar to the Series   Senior Notes (except for the
Series   Senior Notes issued pursuant to the Underwriting Agreement), without the prior written consent of the Underwriters.

  The Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  The Corporation estimates that it will spend approximately $     for
printing, rating agency fees, trustees' fees, legal fees and other expenses of the offering.

  In the course of their respective businesses, the Underwriters and their affiliates have engaged, and will in the future engage, in investment banking transactions with the Corporation and certain of its affiliates.

                           VALIDITY OF THE SECURITIES

  Dewey Ballantine LLP, New York, New York, will pass upon the validity of the
Series   Senior Notes and certain related matters on behalf of the Corporation.
Sullivan & Cromwell, New York, New York, will pass upon the validity of the
Series   Senior Notes for the Underwriters.

                                   $[       ]

                                  Duke Capital
                                  Corporation
                    a subsidiary of Duke Energy Corporation

                            Series    % Senior Notes
                               due

                       -------------------------------

                             PROSPECTUS SUPPLEMENT

                       -------------------------------

                            [Names of Underwriters]


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these + +securities in any state where the offer or sale of these securities is not +
+permitted.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                  Subject to Completion dated January 27, 1999

PROSPECTUS

                                 $1,000,000,000

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                                  Senior Notes
                           Junior Subordinated Notes


                                  -----------

                        Duke Capital Financing Trust III

                        Duke Capital Financing Trust IV

                         Duke Capital Financing Trust V

                           Trust Preferred Securities
         Fully and unconditionally guaranteed, as described herein, by

                            Duke Capital Corporation
                    a subsidiary of Duke Energy Corporation

                                  -----------

  This Prospectus contains summaries of the general terms of these securities. We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and the supplements carefully before you invest.

  If we decide to list any of these securities on a national securities exchange upon issuance, the supplements to this Prospectus will identify the exchange and state when we expect trading to begin. Our common stock is listed on the New York Stock Exchange under the ticker symbol "DUK".

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

  We may offer these securities through underwriters, agents or dealers or directly to institutional investors. The supplements will provide the specific terms of the plan of distribution. "Plan of Distribution" below also provides more information on this topic.


                  The date of this Prospectus is      , 1999.

                         WHERE TO FIND MORE INFORMATION

  The Corporation and Duke Capital Financing Trust III, Duke Capital Financing Trust IV and Duke Capital Financing Trust V (each, a "Trust") have filed a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933. This Prospectus is part of the Registration Statement, but the Registration Statement also contains additional information and exhibits. As used in this Prospectus, the term "Registration Statement" includes any amendments and exhibits thereto.

  The Corporation has also filed a registration statement on Form 10 (the "Form 10") with the Commission for the registration of its common stock, without par value, under the Securities Exchange Act of 1934. As a result, the Corporation is subject to the informational requirements of such Act, and files annual, quarterly and current reports, proxy statements and other information with the Commission.

  You may read and copy the Registration Statement, the Form 10 and the reports and other information that the Corporation files with the Commission at the Commission's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also read and copy materials at 500 West Madison Street, Suite 1400, Chicago, Ill. 60661 and at Seven World Trade Center, Suite 1300, New York, N.Y. 10048. Copies of such materials can also be obtained at prescribed rates from the public reference rooms of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission's toll-free telephone number at 1-800-SEC-0330 if you need further information about the operation of the Commission's public reference rooms. The Corporation's filings with the Commission are also available from the Commission's Web site at http://www.sec.gov.

  The Commission allows the Corporation to "incorporate by reference" the information in documents that it files with the Commission. This means that the Corporation can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Prospectus and should be read with the same care. Later information that the Corporation files with the Commission will automatically update and supersede that information.

  The following documents are incorporated in and made a part of this Prospectus by reference:

  .  the Form 10;

  . the Corporation's quarterly reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; and

  . the Corporation's current reports on Form 8-K dated November 5, 1998, December 1, 1998 and January 26, 1999.

Any future documents that the Corporation files with the Commission under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 will also be incorporated by reference into this Prospectus until the offering of these securities has been completed.

  You should rely only on the information contained or incorporated by reference in this Prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus is accurate as of the date hereof only. Our business, financial condition, results of operations and prospects may have changed since that date.

  The Corporation will provide without charge to each person (including any beneficial owner) to whom this Prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference in this Prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference). You should direct your request to the Investor Relations Department, Duke Capital Corporation, P.O. Box 1005, Charlotte, North Carolina 28201, telephone (704) 382-3853 or (800) 488-3853 (toll-free).

                            DUKE CAPITAL CORPORATION

  The Corporation is a wholly owned subsidiary of Duke Energy Corporation ("Duke Energy") which, under the name of Duke Power Company, completed a merger with PanEnergy Corp ("PanEnergy") on June 18, 1997 and changed its name to its present form. As a result, PanEnergy became a wholly owned subsidiary of Duke Energy. Subsequent to the merger, Duke Energy contributed all of the common stock of PanEnergy to the Corporation, which, under the name of Church Street Capital Corp., served as the parent company of Duke Energy's non-utility operations. The combination of the Corporation and PanEnergy was accounted for similar to a pooling of interests and, accordingly, the consolidated financial statements for periods prior to the combination were restated to include the operations of PanEnergy. The Corporation provides financing and credit enhancement services for its subsidiaries and conducts its operating activities through its business segments as follows:

 Energy Transmission

  The Corporation is engaged in the interstate transportation and storage of natural gas. Through its four major pipeline subsidiaries--Texas Eastern Transmission Corporation, Algonquin Gas Transmission Company, Panhandle Eastern Pipe Line Company and Trunkline Gas Company--the Corporation owns and operates one of the nation's largest gas transmission networks, delivering approximately 12% of the natural gas consumed in the United States. This fully interconnected, 22,000-mile system can receive natural gas from most major North American producing regions for delivery to markets throughout the Mid-Atlantic, New England and Midwest states as shown below.

[Logo depicting delivery markets throughout the Mid-Atlantic, New England and Midwest states]

  The Corporation, through its wholly owned subsidiaries, PanEnergy and Texas Eastern Corporation, entered into a stock purchase agreement with CMS Energy Corporation ("CMS Energy") dated October 31, 1998, pursuant to which Panhandle Eastern Pipe Line Company, Trunkline Gas Company and the storage properties related to those systems (collectively, the "PEPL Companies"), along with Trunkline LNG Company, would be sold to CMS Energy. The sales price of $2.2 billion involves a cash payment of $1.9 billion and existing debt of Panhandle Eastern Pipe Line Company of approximately $300 million. While certain assets and liabilities will be retained, such as the Houston office building, certain environmental, legal and tax liabilities, and substantially all intercompany balances, management is of the opinion that these assets and liabilities will not have a material adverse effect on the consolidated results of operations or financial position of the Corporation. The sale would result in an after-tax gain of approximately $700 million and is contingent upon completion of due diligence and receipt of clearances under the Hart-Scott-Rodino Act. The closing of the transaction is expected to take place during the first quarter of 1999.

  Total assets of the PEPL Companies and Trunkline LNG Company were $1.3 billion at September 30, 1998. Combined operating results of the PEPL Companies and Trunkline LNG Company, excluding intercompany transactions, were as follows:

                                                              Nine Months Ended
                                                                September 30,
                                                            ---------------------
                                                               1998       1997
                                                            ---------- ----------
                                                            (Dollars in Millions)
      Operating Revenues................................... $    323.1 $    354.7
      Operating Expenses...................................      204.1      221.5
                                                            ---------- ----------
        Operating Income...................................      119.0      133.2
      Other Income, Net....................................       10.2       11.4
                                                            ---------- ----------
        EBIT............................................... $    129.2 $    144.6

 Energy Services

  The Energy Services group offers a broad variety of worldwide services in energy asset monetization, engineering, construction, liquids, gas and electric marketing, risk management, natural gas liquids shipping, gas processing and transport and "inside-the-fence" and merchant power generation. The Field Services unit is engaged in the business of purchasing, gathering, transporting and marketing natural gas, natural gas liquids and crude oil to industrial end-users, local distribution companies, liquid petroleum gas wholesalers and retailers and refiners. Through Duke Energy Trading and Marketing L.L.C., Duke Energy Marketing, L.P., and Duke/Louis Dreyfus L.L.C., the Corporation markets natural gas and electric power and provides risk management services to utilities, municipalities and other large energy users.

  Duke Engineering & Services, Inc., provides full-scope engineering, technical and professional services to public and private sector clients worldwide in all phases of nuclear, renewable and conventional power generation, from conceptual design through construction and full life-cycle operation. Specialized capabilities include engineering, design, project and construction management, operations and maintenance, quality assurance, environmental management, facility siting, petroleum services, power delivery services and safety and health training. Duke/Fluor Daniel provides services related to the engineering, procurement, construction and operation and maintenance of fossil-fueled generating stations. The Global Asset Development group develops, owns, manages and operates energy projects internationally, electric generation facilities in the United States and Canada, and on-site, "inside-the-fence" electric generation and energy conversion facilities for industrial customers. DukeSolutions is the Corporation's retail energy services provider, offering customers a "one-stop shop" solution for natural gas and electric commodities, energy efficiency and productivity services and asset monetization.

  The scope of the activities of Energy Services is shown below.




                   [TWO MAPS OF ENERGY SERVICES ACTIVITIES]




  As part of its strategic plan to expand its nonregulated business, the Corporation, through its wholly owned subsidiary, Duke Energy Field Services Inc., agreed on November 20, 1998 to purchase the natural gas gathering, processing, fractionation and natural gas liquids ("NGL") pipeline business of UPFuels, a unit of Union Pacific Resources ("UPR"), as well as UPR's natural gas and NGL marketing activities for $1.35 billion. The Corporation believes that the assets being acquired, combined with its existing assets, would make the Corporation the nation's largest producer of NGLs. The purchase also would make the Corporation one of the largest gatherers of natural gas and one of the largest marketers of natural gas and NGLs in the United States. Under the purchase agreement, much of UPR's production in the United States would be gathered and processed by the

Corporation for a minimum of 10 years and UPR would dedicate for five years most of its natural gas and NGL production to the Corporation for marketing. The purchase is contingent on receiving clearances under the Hart-Scott-Rodino Act. The transaction is expected to close at the end of the first quarter of 1999.

  According to UPR, EBITD of the UPFuels assets was approximately $156 million for the fiscal year ended December 31, 1997 and approximately $124 million for the nine months ended September 30, 1998.

 Other Operations

  Crescent Resources, Inc. ("Crescent Resources") conducts real estate management, forestry, and commercial and residential real estate development operations. DukeNet Communications, Inc. ("DukeNet") develops and manages communications systems, including fiber optic and wireless digital network services.

  The scope of the activities of Crescent Resources and DukeNet is shown below.



             [MAP OF ACTIVITIES OF CRESCENT RESOURCES AND DUKENET]



  The principal executive offices of the Corporation are located at 422 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

  The following financial information is qualified in its entirety by the financial statements included in the documents incorporated by reference in this Prospectus. See "Where to Find More Information."

                  Selected Consolidated Financial Information
                                   (Millions)

                                 Nine Months Ended
                                   September 30,     Year Ended December 31,
                                 ----------------- ---------------------------
                                   1998   1997(1)   1997(1)  1996(1)  1995(1)
                                 -------- -------- --------- -------- --------
Income Statement Data
Operating Revenues.............. $9,868.5 $8,406.8 $11,914.8 $7,816.1 $5,187.7
Operating Expenses..............  9,138.9  7,788.2  11,079.0  6,946.8  4,393.9
                                 -------- -------- --------- -------- --------
 Operating Income...............    729.6    618.6     835.8    869.3    793.8
Other Income, Net...............     71.8     37.3      36.7     20.1     18.0
                                 -------- -------- --------- -------- --------
Earnings Before Interest and
 Taxes..........................    801.4    655.9     872.5    889.4    811.8
Interest Expense................    180.3    158.2     214.2    232.1    239.5
Income Before Extraordinary
 Item...........................    371.1    285.3     380.3    399.0    348.1
Net Income......................    363.1    285.3     380.3    382.3    348.1

--------
(1) Data reflects accounting for the combination of the Corporation and PanEnergy on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1995.

Balance Sheet Data
Property, Plant and Equipment,
 Net .........................  $ 7,013.0 $ 5,962.5 $ 6,065.2 $5,800.7 $5,429.1
Total Assets..................   13,082.9  10,907.2  11,096.8  9,751.7  8,225.8
Short-term Debt ..............      416.9     243.4     137.7    359.1    150.0
Long-term Debt, including
 current portion..............    3,052.6   2,538.0   2,941.3  2,203.3  2,401.9

                                Financial Ratios
                                  (Unaudited)

                         Nine Months Ended
                           September 30,            Year Ended December 31,
                         ------------------ ---------------------------------------
                          1998    1997(1)   1997(1) 1996(1) 1995(1) 1994(1) 1993(1)
                         ------- ---------- ------- ------- ------- ------- -------
Ratio of Earnings to
 Fixed Charges..........    4.0      3.8      3.7     3.6     3.2     2.7     2.1

  For purposes of this ratio, (i) earnings consist of income from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of all interest deductions and the interest component of rentals.
--------
(1) Data reflects accounting for the combination of the Corporation and PanEnergy on June 30, 1997 similar to a pooling of interests. As a result, the data gives effect to the combination as if it had occurred as of January 1, 1993.

                                   THE TRUSTS

  Each Trust is a statutory business trust formed under Delaware law through the filing of a certificate of trust with the Delaware Secretary of State. That filing occurred on January 29, 1998 with respect to Duke Capital Financing Trust III and on September 25, 1998 with respect to Duke Capital Financing Trust IV and Duke Capital Financing Trust V.

  Each Trust's business is defined in a trust agreement executed by the Corporation, as depositor, and Chase Manhattan Bank Delaware. The trust agreement of each Trust will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Trust Agreement"). Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939.

  Each Trust exists for the exclusive purposes of (1) issuing its preferred securities (the "Preferred Securities") and its common securities (the "Common Securities") representing undivided beneficial interests in the assets of that Trust and (2) investing the gross proceeds of the Preferred Securities and the Common Securities in a related series of the Corporation's Junior Subordinated Notes (the "Junior Subordinated Notes"). Each Trust may engage in only those other activities as are necessary, appropriate, convenient or incidental to these purposes. The Preferred Securities and the Common Securities together are sometimes called the "Trust Securities" in this Prospectus.

  Each Trust's business and affairs will be conducted by its trustees. The Corporation, as the holder of the Common Securities, will appoint the trustees of each Trust. The trustee of each Trust will consist of: two officers of the Corporation as Administrative Trustees, The Chase Manhattan Bank as Property Trustee and Chase Manhattan Bank Delaware as Delaware Trustee. The Property Trustee of each Trust will act as the indenture trustee with respect to that Trust for purposes of compliance with the provisions of the Trust Indenture Act of 1939.

  Reference is made to the Prospectus Supplement relating to the Preferred Securities of a given Trust for further information concerning that Trust.

  No separate financial statements of any Trust are included in this Prospectus. The Corporation considers that such statements would not be material to holders of the Preferred Securities because each Trust has no independent operations and its sole purpose is investing the proceeds of the sale of its Trust Securities in Junior Subordinated Notes. The Corporation does not expect that any of the Trusts will be filing reports under the Securities Exchange Act of 1934 with the Commission.

  The principal place of business of each Trust will be c/o Duke Capital Corporation, 422 South Church Street, Charlotte, North Carolina 28202, telephone (704) 594-6200.

                                USE OF PROCEEDS

  Each Trust will invest the proceeds that it receives from the sale of the Preferred Securities in Junior Subordinated Notes. Unless the applicable Prospectus Supplement states otherwise, the Corporation will use the net proceeds that it receives from such investment and any proceeds that it receives from the sale of its senior notes (the "Senior Notes") or other sales of the Junior Subordinated Notes for general corporate purposes, including capital expenditures, working capital, debt repayments and advances to affiliates.

                        DESCRIPTION OF THE SENIOR NOTES

  A description of the terms of the Senior Notes is set forth below. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Senior Indenture, dated as of April 1, 1998, between the Corporation and The Chase Manhattan Bank, as trustee (the "Senior Indenture Trustee"), as supplemented from time to time (the "Senior
Note Indenture").

  The Corporation may issue series of Senior Notes from time to time by entering into supplemental indentures with the Senior Indenture Trustee. The Corporation may also issue series of Senior Notes from time to time pursuant to resolutions of the Corporation's Board of Directors or of a duly authorized committee thereof.

  The Senior Note Indenture, dated as of April 1, 1998, and the form of supplemental indenture to the Senior Note Indenture are exhibits to the Registration Statement of which this Prospectus is a part. The terms of each series of Senior Notes will include those stated in the Senior Note Indenture for that series and those made a part of the Senior Note Indenture by reference to the Trust Indenture Act of 1939.

General

  The Corporation will issue Senior Notes under the Senior Note Indenture as one or more series of unsecured senior debt securities. The Senior Notes will rank equal in priority with all other unsecured and unsubordinated debt of the Corporation.

  The Senior Note Indenture does not limit the aggregate principal amount of Senior Notes that the Corporation may issue. The Senior Notes of a series need not be issued at the same time, bear interest at the same rate or mature on the same date.

  The Corporation conducts its business through subsidiaries. Accordingly, the ability of the Corporation to meet its obligations under the Senior Notes will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors.

  Reference is made to the Prospectus Supplement for a particular series of Senior Notes for the following terms of that series:

  . the title of the series;

  . any limit on the aggregate principal amount of the Senior Notes of the series;

  . the date or dates on which the principal of any of such Senior Notes will be payable or the method for determining such date or dates, and the right, if any, of the Corporation to shorten or extend the date on which the principal of any Senior Notes of the series is payable;

  . the rate or rates at which any of such Senior Notes will bear interest, if any, or the method for determining such rate or rates, and the date or dates from which any such interest will accrue;

  . the interest payment dates on which any such interest will be payable and the regular record date, if any, for any such interest payable on any interest payment date;

  . if applicable, whether the Corporation may extend the interest payment periods and, if so, the terms of any such extension;

  . the place or places where principal and any premium and interest on any of such Senior Notes will be payable, if other than the principal corporate trust office of the Senior Indenture Trustee;

  . the obligation, if any, of the Corporation to redeem or purchase any of such Senior Notes pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder and the terms and conditions on which any of such Senior Notes may be redeemed or purchased pursuant to such obligation;

  . the terms and conditions, if any, on which the Corporation may at its option redeem any of such Senior Notes;

  . if applicable, the fact that certain terms of the Senior Note Indenture described below under "Defeasance and Covenant Defeasance" will not apply to any of such Senior Notes;

  . the currency, currencies or currency units in which principal and any premium and interest on any of such Senior Notes will be payable, if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars for any purpose;

  . if the principal or any premium or interest on any of such Senior Notes is payable, at the election of the Corporation or the holder, in one or more currencies or currency units other than those in which such Senior Notes are stated to be payable, then the currency, currencies or currency units in which those payments will be made, the terms and conditions upon which the election is to be made and the amount so payable (or the manner of determining that amount);

  . the portion of the principal amount of any of such Senior Notes which will be payable upon declaration of acceleration of maturity, if other than the entire principal amount;

  . whether any such Senior Notes will be issuable as global securities
    ("Global Securities") and, if so, the depositary and any provisions for the transfer or exchange of any such Global Securities, if different from those described below under "--Global Securities";

  . any addition to, deletion from or change in Events of Default or covenants with respect to any of such Senior Notes;

  . any index or formula for determining the amount of principal or any premium or interest on any of such Senior Notes and the manner of determining any such amounts;

  . if the principal amount payable on the maturity date of any of such Senior Notes will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be such principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date (or the manner of determining any such amount); and

  . any other terms of the Senior Notes.

  Unless the applicable Prospectus Supplement states otherwise, the Corporation will issue the Senior Notes only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the Senior Notes. The Corporation may, however, require payment to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange.

  The Corporation may offer and sell Senior Notes, including Original Issue Discount Senior Notes, at a substantial discount below their principal amount. The applicable Prospectus Supplement will describe the special United States federal income tax and other considerations, if any, applicable thereto. In addition, the applicable Prospectus Supplement may describe certain special United States federal income tax or other considerations, if any, applicable to any Senior Notes which are denominated in a currency or currency unit other than U.S. dollars.

  The Senior Note Indenture does not contain provisions that afford any holders of Senior Notes protection in the event of a highly leveraged transaction involving the Corporation.

Global Securities

  Some or all of the Senior Notes of a series may be represented in whole or in part by one or more Global Securities deposited with or on behalf of one or more depositaries.

  The applicable Prospectus Supplement will describe the terms of any depositary arrangement. The Corporation anticipates that the following provisions will apply to all depositary arrangements for Senior Notes represented by Global Securities.

  Unless the applicable Prospectus Supplement states otherwise, Senior Notes which are to be represented by a Global Security deposited with or on behalf of a depositary will be represented by a Global Security registered in the name of that depositary or its nominee. Upon the issuance of a Global Security in registered form, the depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amounts of the Senior Notes represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Senior Notes or by the Corporation, if such Senior Notes are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of any such ownership interest will be effected only through, records maintained by the depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be effected only through records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Senior Notes represented by such Global Security for all purposes under the Senior
Note Indenture. Except as set forth below, owners of beneficial interests in the Global Security will not be entitled to have the Senior Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Senior Notes in definitive form and will not be considered the owners or holders thereof under the Senior Note Indenture.

  Payment of principal of and any premium and interest on Senior Notes registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Senior Notes. None of the Corporation, the Senior Indenture Trustee, any Paying Agent or the registrar and transfer agent for such Senior Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Senior Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that a depositary for Senior Notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a Global Security, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Security may not be transferred in whole or in part except by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary or a nominee of such successor depositary. If a depositary for Senior Notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 when the depositary is required to be registered to act as such depositary and no successor is appointed by the Corporation within 90 days, then the Corporation will issue Senior Notes in definitive registered form in exchange for the Global Security or Global Securities representing such Senior Notes. In addition, the Corporation may at any time determine not to have any Senior Notes represented by one or more Global Securities and, in such event, will issue Senior Notes in definitive registered form in exchange for the Global Securities representing such Senior Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of the Senior Notes represented by such Global Security equal in principal amount to such beneficial interest and to have such Senior Notes registered in its name.

Events of Default

  The following will be Events of Default under the Senior Note Indenture with respect to Senior Notes of any series (unless not applicable to the particular series or unless modified or deleted in a supplemental indenture as stated in the applicable Prospectus Supplement):

  .failure to pay principal of or any premium on any Senior Note of that series when due;

  . failure to pay any interest on any Senior Note of that series when due, continued for 60 days; provided, however, that the date on which such payment is due and payable will be the date on which the Corporation is required to make payment following any deferral of interest payments by the Corporation under the terms of such Senior Notes;

  . failure to make any sinking fund payment when and as due by the terms of any Senior Note of that series, continued for 60 days;

  . failure to perform any covenant of the Corporation in the Senior Note
    Indenture (other than a covenant that is solely for the benefit of other series), continued for 90 days after the Senior Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Senior Notes of that series give written notice of the default (unless the Senior Indenture Trustee or the Senior Indenture Trustee and the holders of a principal amount of Senior Notes of that series not less than the principal amount of Senior Notes the holders of which had given notice of default extend that time period) (the Senior Indenture Trustee, or the Senior Indenture Trustee and such holders, as the case may be, will be deemed to have agreed to such an extension if the Corporation has initiated and is diligently pursuing corrective action);

  . certain events in bankruptcy, insolvency or reorganization of the Corporation; and

  . any other Event of Default with respect to Senior Notes of that series.

  If an Event of Default with respect to Senior Notes of a series occurs and is continuing, then the Senior Indenture Trustee or the holders of not less than 33% in principal amount of the outstanding Senior Notes of that series may, by notice to the Corporation (and to the Senior Indenture Trustee if given by holders), declare to be immediately due and payable the principal amount of all Senior Notes of that series (or, if any Senior Notes of that series are Original Issue Discount Senior Notes, the portion of the principal amount specified in the terms of the series). However, that Event of Default will be deemed waived at any time after the declaration of acceleration but before a judgment or decree for payment of the money due has been obtained if:

  . the Corporation has paid or deposited with the Senior Indenture Trustee all overdue interest, the principal and any premium due otherwise than by such declaration of acceleration and interest thereon, and any interest on overdue interest (to the extent permitted by applicable law), in each case with respect to the Senior Notes of such series, and all amounts due to the Senior Indenture Trustee under the Senior Note Indenture; and

  . all Events of Default with respect to that series (other than the nonpayment of the principal which became due solely by such declaration of acceleration) have been cured or waived.

The Prospectus Supplement relating to a series of Original Issue Discount Senior Notes will include the particular provisions relating to acceleration of a portion of the principal amount of those Senior Notes upon the occurrence and continuance of an Event of Default.

  Subject to the provisions of the Senior Note Indenture relating to the duties of the Senior Indenture Trustee in case of a continuing Event of Default, the Senior Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders unless those holders have offered reasonable indemnity against the costs, expenses and liabilities which the Senior Indenture Trustee might incur as a result.

Subject to such provisions for indemnification and to certain other rights of the Senior Indenture Trustee, the holders of a majority in principal amount of the outstanding Senior Notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Senior Indenture Trustee or exercising any trust or power conferred on the Senior Indenture Trustee with respect to the Senior Notes of that series. The Senior Indenture Trustee may withhold notice to the holders of Senior Notes of any series of any default (except in the payment of principal or interest) with respect to that series if the Senior Indenture Trustee in good faith considers it in the interest of holders to do so.

  No holder of a Senior Note of any series will have any right to institute a proceeding with respect to the Senior Note Indenture or for any remedy under the Senior Note Indenture unless:

  . that holder has previously given the Senior Indenture Trustee written notice of a continuing Event of Default with respect to the Senior Notes of that series;

  . the holders of a majority in principal amount of the outstanding Senior
    Notes of that series have made written request to institute the proceeding;

  . such holder or holders have offered reasonable indemnity to the Senior
    Indenture Trustee;

  . the Senior Indenture Trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

  . the Senior Indenture Trustee has not received from the holders of a majority in principal amount of the outstanding Senior Notes of that series a direction inconsistent with the written request.

Notwithstanding the foregoing, the holder of any Senior Note will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to certain limitations, interest on that Senior Note on its maturity date (or, in the case of redemption, the date of redemption) and to institute suit for the enforcement of any such payment.

  The Corporation is required to furnish annually to the Senior Indenture Trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, the Corporation is not in default under the Senior Note Indenture or, if there has been a default, specifying the default and its status.

Registration and Transfer

  If Senior Notes of a series (or series and tenor) are to be redeemed, the Corporation will not be required to:

  . issue, register the transfer of, or exchange any Senior Notes of that series (or series and tenor) during the 15 days immediately preceding the date notice is mailed identifying the Senior Notes that are called for redemption; or

  . register the transfer of or exchange any Senior Note selected for redemption, in whole or in part, except the unredeemed portion of a Senior Note being redeemed in part.

Denominations

  Senior Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless the applicable Prospectus Supplement states otherwise.

Payment and Paying Agent

  Principal of Senior Notes will be paid only against surrender of the Senior Notes to the paying agent. Unless the applicable Prospectus Supplement states otherwise, interest on Senior Notes will be payable, subject to surrender if applicable, at the office of the paying agent or, at the option of the Corporation, (1) by wire transfer to an account at a banking institution in the United States that the person entitled to the interest designates in writing to the Senior Indenture Trustee at least 16 days prior to the date of payment or
(2) by check mailed to the address of the person entitled to the interest as such address appears in the security register for such Senior Notes.

  Unless the applicable Prospectus Supplement states otherwise, the Senior Indenture Trustee will act as paying agent for the Senior Notes, and the principal corporate trust office of the Senior Indenture Trustee will serve as the office through which the paying agent acts. The Corporation may, however, designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

  All moneys that the Corporation has paid to a paying agent for payment of principal of or interest on Senior Notes which remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to the Corporation at the Corporation's request. Holders will thereafter look only to the Corporation for such payments.

Modification; Waiver

  The Corporation and the Senior Indenture Trustee may, with certain exceptions, amend or modify the Senior Note Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes of all series of Senior Notes affected by the amendment or modification (voting as one class). No amendment or modification may, however, without the consent of the holder of each outstanding Senior Note affected thereby:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any Senior Note;

  . reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any Senior Note;

  . reduce the amount of principal of any Senior Note due and payable upon acceleration of the maturity thereof;

  . change the currency of payment of principal of, or any premium or interest on, any Senior Note;

  . impair the right to institute suit for the enforcement of any such payment on any Senior Note on or after the stated maturity (or date of redemption);

  . reduce the percentage in principal amount of Senior Notes of any series, the consent of whose holders is required to amend or modify the Senior
    Note Indenture, to waive compliance with certain provisions of the Senior Note Indenture or to waive certain defaults; or

  . with certain exceptions, modify the foregoing provisions or the sections of the Senior Note Indenture governing waiver of certain covenants and past defaults.

In addition, the Corporation and the Senior Indenture Trustee may execute supplemental indentures to create new series of Senior Notes and for certain other purposes, without the consent of any holders of Senior Notes.

  The holders of a majority in aggregate principal amount of the outstanding Senior Notes of any series may waive, for that series, the Corporation's compliance with certain restrictive provisions of the Senior Note Indenture. The holders of a majority in aggregate principal amount of the outstanding Senior Notes of all series under the Senior Note Indenture with respect to which a default has occurred and is continuing (voting as one class) may waive that default for all such series, except a default in the payment of principal of, or any premium or interest on, any Senior Note of such series or a default with respect to a covenant or provision which cannot be amended or modified without the consent of the holder of each outstanding Senior Note affected.

Consolidation, Merger, Conveyance or Transfer

  The Senior Note Indenture provides that the Corporation may consolidate or merge with or into another corporation or other entity of a sort specified in the Senior Note Indenture, or convey or transfer its properties and assets as an entirety or substantially as an entirety to any such entity; provided, however, that the successor, if any, assumes by supplemental indenture the Corporation's obligations under the Senior Note Indenture and the Senior Notes issued thereunder and the Corporation delivers an officers' certificate and an opinion of counsel to the Senior Indenture Trustee stating that all conditions precedent in the Senior Note Indenture relating to the consolidation, merger, conveyance or transfer have been complied with. Upon the assumption by the successor of the Corporation's obligations under the Senior Note Indenture and the Senior Notes issued thereunder and the satisfaction of any other conditions precedent provided for in the Senior Note Indenture, the successor will succeed to and be substituted for the Corporation under the Senior Note Indenture, and the Corporation will be relieved of its obligations under the Senior Note Indenture and the Senior Notes.

Negative Pledge

  The Senior Note Indenture provides that the Corporation will not, and will not permit any Principal Subsidiary of the Corporation to, while any of the Senior Notes remain outstanding, create, or suffer to be created or to exist, any mortgage, lien, pledge, security interest or other encumbrance of any kind upon any Principal Property of the Corporation or any Principal Subsidiary of the Corporation or upon any shares of stock of any Principal Subsidiary of the Corporation, whether such Principal Property is, or shares of stock are, now owned or hereafter acquired, to secure any indebtedness for borrowed money of the Corporation, unless it makes effective provision whereby the Senior Notes then outstanding will be secured by such mortgage, lien, pledge, security interest or other encumbrance equally and ratably with any and all indebtedness for borrowed money thereby secured so long as any such indebtedness shall be so secured; provided, however, that neither the Corporation nor any Principal Subsidiary of the Corporation will be precluded from creating, or from suffering to be created or to exist, any mortgages, liens, pledges, security interests or other encumbrances, or any agreements, with respect to (1) purchase money mortgages, or other purchase money liens, pledges, security interests or other encumbrances of any kind upon property acquired after the date of the Senior Note Indenture by the Corporation or any Principal Subsidiary of the Corporation, or mortgages, liens, pledges, security interests or other encumbrances of any kind existing on any property or any shares of stock at the time of the acquisition thereof (including mortgages, liens, pledges, security interests or other encumbrances which exist on any property or any shares of stock of a Person which is consolidated with or merged with or into the Corporation or any Principal Subsidiary of the Corporation or which transfers or leases all or substantially all of its properties to the Corporation or any Principal Subsidiary of the Corporation), or conditional sales agreements or other title retention agreements and leases in the nature of title retention agreements with respect to any property acquired after the date of the Senior Note Indenture; provided, however, that no such mortgage, lien, pledge, security interest or other encumbrance will extend to or cover any other property of the Corporation or such Principal Subsidiary of the Corporation; (2) mortgages, liens, pledges, security interests or other encumbrances of any kind upon any property of the Corporation or any Principal Subsidiary of the Corporation or any shares of stock of any Principal Subsidiary of the Corporation existing as of the date of the initial issuance of the Senior Notes or upon the property or any shares of stock of any corporation, which mortgages, liens, pledges, security interests or other encumbrances existed at the time such corporation became a Principal Subsidiary of the Corporation; liens for taxes or assessments or other governmental charges or levies; pledges or deposits to secure obligations under workers' compensation laws, unemployment insurance and other social security legislation, including liens of judgments thereunder which are not currently dischargeable; pledges or deposits to secure performance in connection with bids, tenders, contracts (other than contracts for the payment of money) or leases to which the Corporation or any Principal Subsidiary of the Corporation is a party; pledges or deposits to secure public or statutory obligations of the Corporation or any Principal Subsidiary of the Corporation; builders', materialmen's, mechanics', carriers', warehousemen's, workers', repairmen's, operators', landlords' or other like liens in the ordinary course of business, or deposits to obtain the release of such liens; pledges or deposits to secure, or in lieu of, surety, stay, appeal, indemnity, customs, performance or return-of-money bonds; other pledges or deposits for similar purposes in the ordinary course of business; liens created by or resulting from any litigation or proceeding which at the time is being contested in good faith by appropriate proceedings; liens incurred in connection with the issuance of bankers' acceptances and lines of credit, bankers' liens or rights of offset and any security given in the ordinary course of business to banks or others to secure any indebtedness payable on demand or maturing within 12 months of the date that such indebtedness is originally incurred; liens incurred in connection with repurchase, swap or other similar agreements (including, without limitation, commodity price, currency exchange and interest rate protection agreements); leases made, or existing on property acquired, in the ordinary course of business; liens securing industrial revenue or pollution control bonds; liens, pledges, security interests or other encumbrances on any property arising in connection with any defeasance, covenant defeasance or in-substance defeasance of indebtedness of the Corporation or any Principal Subsidiary of the Corporation, including the Senior Notes; liens created in connection with, and created to secure, a non-recourse obligation; zoning restrictions, easements, licenses, rights-of-way, restrictions on the use of property or minor irregularities in title thereto, which do not, in the opinion of the Corporation, materially impair the use of such property in the operation of the business of the Corporation or the value of such property for the purpose of such business; (3) mortgages, liens, pledges, security interests or other encumbrances in favor of the United States of America, any state, any foreign country or any department, agency or instrumentality or political subdivision of any such jurisdiction, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages, including, without limitation, mortgages to secure indebtedness of the pollution control or industrial revenue bond type; (4) indebtedness which may be issued by the Corporation or any Principal Subsidiary of the Corporation in connection with a consolidation or merger of the Corporation or any Principal Subsidiary of the Corporation with or into any other Person (which may be an affiliate of the Corporation or any Principal Subsidiary of the Corporation) in exchange for or otherwise in substitution for secured indebtedness of such Person ("Third Party Debt") which by its terms (a) is secured by a mortgage on all or a portion of the property of such Person, (b) prohibits secured indebtedness from being incurred by such Person, unless the Third Party Debt shall be secured equally and ratably with such secured indebtedness or (c) prohibits secured indebtedness from being incurred by such Person; (5) indebtedness of any Person which is required to be assumed by the Corporation or any Principal Subsidiary of the Corporation in connection with a consolidation or merger of such Person, with respect to which any property of the Corporation or any Principal Subsidiary of the Corporation is subjected to a mortgage, lien, pledge, security interest or other encumbrance; (6) mortgages, liens, security interests or other encumbrances on property held or used by the Corporation or any Principal Subsidiary of the Corporation in connection with the exploration for, or development, gathering, production, storage or marketing of, natural gas, oil or other minerals (including liquefied gas and synthetic gas); (7) mortgages, liens, pledges, security interests or other encumbrances of any kind upon any property acquired, constructed, developed or improved by the Corporation or any Principal Subsidiary of the Corporation (whether alone or in association with others) after the date of the Senior Note Indenture which are created prior to, at the time of, or within 18 months after such acquisition (or in the case of property constructed, developed or improved, after the completion of such construction, development or improvement and commencement of full commercial operation of such property, whichever is later) to secure or provide for the payment of any part of the purchase price or cost thereof; provided that in the case of such construction, development or improvement the mortgages, liens, pledges, security interests or other encumbrances shall not apply to any property theretofore owned by the Corporation or any Principal Subsidiary of the Corporation other than theretofore unimproved real property; (8) mortgages, liens, pledges, security interests and other encumbrances in favor of the Corporation, one or more Principal Subsidiaries of the Corporation, one or more wholly owned Subsidiaries of the Corporation or any of the foregoing in combination; (9) the replacement, extension or renewal (or successive replacements, extensions or renewals), as a whole or in part, of any mortgage, lien, pledge, security interest or other encumbrance, or of any agreement, referred to above in clauses (1) through (8) inclusive, or the replacement, extension or renewal (not exceeding the principal amount of indebtedness secured thereby together with any premium, interest, fee or expense payable in connection with any such replacement, extension or renewal) of the indebtedness secured thereby; provided that such replacement, extension or renewal is limited to all or a part of the same property that secured the mortgage, lien, pledge, security interest or other encumbrance replaced, extended or renewed (plus improvements thereon or additions or accessions thereto); or (10) any other mortgage, lien, pledge, security interest or other encumbrance not excepted by the foregoing clauses (1) through (9); provided that immediately after the creation or assumption of such mortgage, lien, pledge, security interest or other encumbrance, the aggregate principal amount of indebtedness for borrowed money of the Corporation secured by all mortgages, liens, pledges, security interests and other encumbrances created or assumed under the provisions of clause (10) will not exceed an amount equal to 10% of common stockholder's equity of the Corporation, as shown on its consolidated balance sheet for the accounting period occurring immediately prior to the creation or assumption of such mortgage, lien, pledge, security interest or other encumbrance.

  For the purposes of the preceding paragraph, the following terms have these meanings: "Principal Property" means any natural gas pipeline, natural gas gathering system, natural gas storage facility, natural gas processing plant or other plant or facility located in the United States that in the opinion of the Board of Directors or management of the Corporation is of material importance to the business conducted by the Corporation and its consolidated subsidiaries taken as a whole; "Principal Subsidiary" means any Subsidiary which owns a Principal Property; and "Subsidiary" means, as to any Person, a corporation of which more than 50% of the outstanding shares of stock having ordinary voting power (other than stock having such power only by reason of contingency) is at the time owned, directly or indirectly through one or more intermediaries, or both, by such Person.

Defeasance and Covenant Defeasance

  The Senior Note Indenture provides, unless the terms of the particular series of Senior Notes provides otherwise, that the Corporation may cause itself to be:

  . discharged from its obligations (with certain exceptions) with respect to any Senior Notes or series of Senior Notes ("Defeasance"); and

  . released from its obligations under certain covenants especially established with respect to any Senior Notes or series of Senior Notes and from the obligations described above, if applicable, under "Negative Pledge" with respect to any such Senior Notes ("Covenant Defeasance"), in each case on and after the date the Corporation satisfies certain conditions in the Senior Note Indenture. Those conditions include the irrevocable deposit with the Senior Indenture Trustee, in trust, of money and/or Government Obligations (as defined in the Senior Note Indenture), which through the scheduled payment of principal and interest thereon would provide sufficient moneys to pay the principal of and any premium and interest on those Senior Notes on the maturity dates of such payments or upon redemption.

  The Senior Note Indenture permits Defeasance with respect to any Senior Notes of a series even if a prior Covenant Defeasance has occurred with respect to Senior Notes of that series. Following a Defeasance, payment of the Senior Notes defeased may not be accelerated because of an Event of Default. Following a Covenant Defeasance, payment of Senior Notes may not be accelerated by reference to the covenants noted in the definition of Covenant Defeasance above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Senior Notes, since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

  Under current United States federal income tax law, the Defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant Senior Notes in which holders of Senior Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

  Under current United States federal income tax laws, unless accompanied by other changes in the terms of the Senior Notes, Covenant Defeasance should not be treated as a taxable exchange.

Information Concerning the Senior Indenture Trustee

  The Chase Manhattan Bank, which is the Senior Indenture Trustee, also serves as the Trustee under the Subordinated Note Indenture of the Corporation and as Property Trustee and Guarantee Trustee with respect to Preferred Securities issued by the Trusts. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

Governing Law

  The Senior Note Indenture and the Senior Notes will be governed by the internal laws of the State of New York.

                  DESCRIPTION OF THE JUNIOR SUBORDINATED NOTES

  A description of the terms of the Junior Subordinated Notes is set forth below. This description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Subordinated Indenture, dated as of April 1, 1998, between the Corporation and The Chase Manhattan Bank, as trustee (the "Subordinated Indenture Trustee"), as supplemented from time to time (the "Subordinated Note Indenture").

  The Corporation may issue series of Subordinated Notes (including series of Junior Subordinated Notes) from time to time by entering into supplemental indentures with the Subordinated Indenture Trustee. The Corporation may also issue series of Subordinated Notes (including series of Junior Subordinated Notes) from time to time pursuant to resolutions of the Corporation's Board of Directors or of a duly authorized committee thereof.

  The Subordinated Note Indenture, dated as of April 1, 1998, and the form of supplemental indenture to the Subordinated Note Indenture are exhibits to the Registration Statement of which this Prospectus is a part. The terms of each series of Junior Subordinated Notes will include those stated in the Subordinated Note Indenture for that series and those made a part of the Subordinated Note Indenture by reference to the Trust Indenture Act of 1939.

General

  The Corporation will issue Junior Subordinated Notes under the Subordinated
Note Indenture as one or more series of unsecured subordinated debt securities (all such series collectively, the "Junior Subordinated Notes" and all series of Subordinated Notes collectively, the "Subordinated Notes").

  The Subordinated Note Indenture does not limit the aggregate principal amount of Subordinated Notes (including Junior Subordinated Notes) that the Corporation may issue.

  Reference is made to the Prospectus Supplement for a particular series of Junior Subordinated Notes for the following terms of that series:

  . the title of the series;

  . any limit on the aggregate principal amount of the Junior Subordinated
    Notes of the series;

  . the date or dates on which the principal of such Junior Subordinated
    Notes will be payable or the method for determining such date or dates, and the right, if any, of the Corporation to shorten or extend the date on which the principal of any Junior Subordinated Notes of the series is payable;

  . the rate or rates at which such Junior Subordinated Notes will bear interest, if any, or the method for determining the rate or rates, and the date or dates from which any such interest will accrue;

  . the interest payment dates on which any such interest will be payable and the regular record date, if any, for any interest payable on any interest payment date;

  . if applicable, whether the Corporation may extend the interest payment periods and, if so, the terms of any such extension;

  . the place or places where principal and any premium and interest on such Junior Subordinated Notes will be payable, if other than the principal corporate trust office of the Subordinated Indenture Trustee;

  . the obligation, if any, of the Corporation to redeem or purchase such Junior Subordinated Notes pursuant to any sinking fund, purchase fund or analogous provision or at the option of the holder and the terms and conditions on which such Junior Subordinated Notes may be redeemed or purchased pursuant to such obligation;

  . the terms and conditions, if any, on which the Corporation may at its option redeem such Junior Subordinated Notes;

  . if applicable, the fact that certain terms of the Subordinated Note
    Indenture described below under "--Defeasance and Covenant Defeasance" will not apply to such Junior Subordinated Notes;

  . the currency, currencies or currency units in which principal and any premium and interest on such Junior Subordinated Notes will be payable, if other than U.S. dollars, and the manner of determining the equivalent of those amounts in U.S. dollars for any purpose;

  . if the principal or any premium or interest on such Junior Subordinated
    Notes is payable, at the election of the Corporation or the holder, in one or more currencies or currency units other than those in which such Junior Subordinated Notes are stated to be payable, then the currency, currencies or currency units in which those payments will be made, the terms and conditions upon which the election is to be made and the amount so payable (or the manner of determining that amount);

  . the portion of the principal amount of such Junior Subordinated Notes which will be payable upon declaration of acceleration of maturity, if other than the entire principal amount;

  . whether any such Junior Subordinated Notes will be issuable as global securities ("Global Securities") and, if so, the depositary and any provisions for the transfer or exchange of the Global Securities, if different from those described below under "--Global Securities";

  . any addition to, deletion from or change in Events of Default or covenants with respect to such Junior Subordinated Notes;

  . any index or formula for determining the amount of principal or any premium or interest on such Junior Subordinated Notes and the manner of determining those amounts;

  . if the principal amount payable on the maturity date of such Junior
    Subordinated Notes will not be determinable on any one or more dates prior to the maturity date, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the maturity date (or the manner of determining any such amount); and

  . any other terms of the Junior Subordinated Notes.

  Unless the applicable Prospectus Supplement states otherwise, the Junior Subordinated Notes will be issued only in fully registered form, without coupons, and there will be no service charge for any registration of transfer or exchange of the Junior Subordinated Notes. The Corporation may, however, require payment to cover any tax or other governmental charge payable in connection with such registration of transfer or exchange.

  The interest rate and interest and other payment dates of each series of Junior Subordinated Notes issued to a Trust will correspond to those of the Preferred Securities of that Trust.

  The Subordinated Note Indenture does not contain provisions that afford holders of Junior Subordinated Notes protection in the event of a highly leveraged transaction involving the Corporation.

Subordination

  Each series of Junior Subordinated Notes will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Note Indenture, to all Senior Indebtedness of the Corporation. In the event, subject to certain exceptions, (1) of any payment by, or distribution of assets of, the Corporation to creditors upon any dissolution, winding-up, liquidation or reorganization of the Corporation, whether in bankruptcy, insolvency or other proceedings, or (2) that (a) a default (beyond any grace period) has occurred and is continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness or (b) the maturity of any Senior Indebtedness has been accelerated because of a default with respect to such Senior Indebtedness, then the holders of all Senior Indebtedness will be entitled to receive payment, in the case of (1) above, of all amounts due or to become due upon all Senior Indebtedness and, in the case of (2) above, of all amounts due on such Senior Indebtedness, or provision will be made for such payment, before the holders of any series of Junior Subordinated Notes are entitled to receive payments of principal or interest on such Junior Subordinated Notes.

  The term "Senior Indebtedness" is defined in the Subordinated Note Indenture to mean, with respect to any series of Subordinated Notes, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding at the date of execution of the Subordinated Note Indenture or thereafter incurred, created or assumed: (1) all indebtedness of the Corporation evidenced by notes, debentures, bonds or other securities sold by the Corporation for money or other obligations for money borrowed, (2) all indebtedness of others of the kinds described in the preceding clause (1) assumed by or guaranteed in any manner by the Corporation or in effect guaranteed by the Corporation through an agreement to purchase, contingent or otherwise, and (3) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (1) and (2), unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is equal in right of payment with such Subordinated Notes. Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

  The Corporation conducts its business through subsidiaries. Accordingly, the ability of the Corporation to meet its obligations under the Junior Subordinated Notes will be dependent on the earnings and cash flows of its subsidiaries and the ability of its subsidiaries to pay dividends or to advance or repay funds to the Corporation. In addition, the rights of the Corporation and its creditors to participate in the assets of any subsidiary upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors.

  Certain future series of Subordinated Notes may rank senior to series of Junior Subordinated Notes and hence would constitute Senior Indebtedness with respect to those series.

  The Subordinated Note Indenture does not limit the amount of Senior Indebtedness that the Corporation may issue. As of September 30, 1998, Senior Indebtedness of the Corporation totaled approximately $1,728,797,000.

GLOBAL SECURITIES

  Some or all of the Subordinated Notes of a series may be represented in whole or in part by one or more Global Securities deposited with or on behalf of one or more depositaries.

  The applicable Prospectus Supplement will describe the terms of any depositary arrangement. The Corporation anticipates that the following provisions will apply to all depositary arrangements for Subordinated Notes represented by Global Securities.

  Unless the applicable Prospectus Supplement states otherwise, Subordinated Notes which are to be represented by a Global Security deposited with or on behalf of a depositary will be represented by a Global Security registered in the name of that depositary or its nominee. Upon the issuance of a Global Security in registered form, the depositary for such Global Security will credit, on its book-entry registration and transfer system, the respective principal amount of the Subordinated Notes represented by such Global Security to the accounts of institutions that have accounts with such depositary or its nominee ("participants"). The accounts to be credited will be designated by the underwriters or agents of such Subordinated Notes or by the Corporation, if such Subordinated Notes are offered and sold directly by the Corporation. Ownership of beneficial interests in such Global Securities will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests by participants in such Global Securities will be shown on, and the transfer of any such ownership interest will be effected only through, records maintained by the depositary or its nominee for such Global Security. Ownership of beneficial interests in Global Securities by persons that hold through participants will be effected only through records maintained by such participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Subordinated Notes represented by such Global Security for all purposes under the Subordinated Note Indenture. Except as set forth below, owners of beneficial interests in the Global Security will not be entitled to have the Subordinated Notes represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Subordinated Notes in definitive form and will not be considered the owners or holders thereof under the Subordinated Note Indenture.

  Payment of principal of and any premium and interest on Subordinated Notes registered in the name of or held by a depositary or its nominee will be made in immediately available funds to the depositary or its nominee, as the case may be, as the registered owner or the holder of the Global Security representing such Subordinated Notes. None of the Corporation, the Subordinated Indenture Trustee, any paying agent or the registrar and transfer agent for such Subordinated Notes will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in a Global Security for such Subordinated Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that a depositary for Subordinated Notes of a series, upon receipt of any payment of principal or any premium or interest in respect of a Global Security, will credit immediately participants' accounts with payment in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such depositary. The Corporation also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

  A Global Security may not be transferred in whole or in part except by the depositary for such Global Security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor depositary or a nominee of such successor depositary. If a depositary for Subordinated Notes of a series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days or if at any time the depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934 when the depositary is required to be registered to act as such depositary and no successor is appointed by the Corporation within 90 days, then the Corporation will issue Subordinated Notes in definitive registered form in exchange for the Global Security or Global Securities representing such Subordinated Notes. In addition, the Corporation may at any time determine not to have any Subordinated Notes represented by one or more Global Securities and, in such event, will issue Subordinated Notes in definitive registered form in exchange for the Global Securities representing such Subordinated Notes. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery in definitive form of Subordinated Notes represented by such Global Security equal in principal amount to such beneficial interest and to have such Subordinated Notes registered in its name.

Events of Default

  The following will be Events of Default under the Subordinated Note Indenture with respect to each series of Junior Subordinated Notes (unless not applicable to the particular series or unless deleted or modified in a supplemental indenture as stated in the applicable Prospectus Supplement):

  . failure to pay principal of or any premium on any Junior Subordinated
    Note of that series when due;

  . failure to pay any interest on any Junior Subordinated Note of that series when due, continued for 60 days; provided, however, that the date on which such payment is due and payable will be the date on which the Corporation is required to make payment following any deferral of interest payments by the Corporation under the terms of such Junior Subordinated Notes;

  .  failure to perform any covenant of the Corporation in the Subordinated
    Note Indenture (other than a covenant that is solely for the benefit of other series), continued for 90 days after the Subordinated Indenture Trustee or the holders of at least 33% in principal amount of the outstanding Junior Subordinated Notes of that series give written notice of the default (unless the Subordinated Indenture Trustee or the Subordinated Indenture Trustee and the holders of a principal amount of Junior Subordinated Notes of that series not less than the principal amount of Junior Subordinated Notes the holders of which had given notice of default extend that time period) (the Subordinated Indenture Trustee, or the Subordinated Indenture Trustee and such holders, as the case may be, will be deemed to have agreed to such an extension if the Corporation has initiated and is diligently pursuing corrective action); and

  . certain events in bankruptcy, insolvency or reorganization of the Corporation.

  If an Event of Default with respect to Junior Subordinated Notes of a series occurs and is continuing, then the Subordinated Indenture Trustee or the holders of not less than 33% in principal amount of the outstanding Junior Subordinated Notes of that series may, by notice to the Corporation (and to the Subordinated Indenture Trustee if given by holders), declare to be immediately due and payable the principal amount of all Junior Subordinated Notes of that series. However, that Event of Default will be deemed waived at any time after the declaration of acceleration but before a judgment or decree for payment of the money due has been obtained if:

  . the Corporation has paid or deposited with the Subordinated Indenture
    Trustee all overdue interest, the principal of and any premium due otherwise than by such declaration of acceleration and interest thereon, and any interest on overdue interest (to the extent permitted by applicable law), in each case with respect to the Junior Subordinated Notes of such series, and all amounts due to the Subordinated Indenture Trustee under the Subordinated Note Indenture; and

  . all Events of Default with respect to that series (other than the nonpayment of the principal which became due solely by such declaration of acceleration) have been cured or waived.

  A holder of Preferred Securities may institute a legal proceeding directly against the Corporation, without first instituting a legal proceeding against the Property Trustee or any other person or entity, for enforcement of payment to such holder of principal of or interest on the Junior Subordinated Notes of the related series having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder on or after the due dates specified in the Junior Subordinated Notes of that series.

  Subject to the provisions of the Subordinated Note Indenture relating to the duties of the Subordinated Indenture Trustee in case of a continuing Event of Default, the Subordinated Indenture Trustee will be under no obligation to exercise any of its rights or powers under the Subordinated Note Indenture at the request or direction of any of the holders unless those holders have offered reasonable indemnity against the costs, expenses and liabilities which the Subordinated Indenture Trustee might incur as a result. Subject to such provisions for indemnification and to certain other rights of the Subordinated Indenture Trustee, the holders of a majority in principal amount of the outstanding Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceedings for any remedy available to the Subordinated Indenture Trustee or exercising any trust or power conferred on the Subordinated Indenture Trustee with respect to the

Subordinated Notes of that series. The Subordinated Indenture Trustee may withhold notice to the holders of Subordinated Notes of any series of any default (except in payment of principal or interest) with respect to that series if the Subordinated Indenture Trustee in good faith considers it in the interest of holders to do so.

  No holder of a Junior Subordinated Note of any series will have any right to institute a proceeding with respect to the Subordinated Note Indenture or for any remedy under the Subordinated Note Indenture unless:

  . that holder has previously given the Subordinated Indenture Trustee written notice of a continuing Event of Default with respect to the Junior Subordinated Notes of that series;

  . the holders of a majority in principal amount of the outstanding Junior
    Subordinated Notes of that series have made written request to institute the proceeding;

  . such holder or holders have offered reasonable indemnity to the Subordinated Indenture Trustee;

  . the Subordinated Indenture Trustee has failed to institute the proceeding for 60 days after receipt of the notice and offer of indemnity; and

  . the Subordinated Indenture Trustee has not received from the holders of a majority in principal amount of the outstanding Junior Subordinated Notes of that series a direction inconsistent with the written request.

Notwithstanding the foregoing, the holder of any Junior Subordinated Note will have an absolute and unconditional right to receive payment of the principal of and any premium and, subject to certain limitations, interest on that Junior Subordinated Note on its maturity date (or, in the case of redemption, the date of redemption) and to institute suit for the enforcement of any such payment.

  The Corporation is required to furnish annually to the Subordinated Indenture Trustee an officers' certificate to the effect that, to the best knowledge of the officers providing the certificate, the Corporation is not in default under the Subordinated Note Indenture or, if there has been a default, specifying the default and its status.

Registration and Transfer

  If Junior Subordinated Notes of a series are to be redeemed, the Corporation will not be required to:

  . issue, register the transfer of, or exchange any Junior Subordinated
    Notes of that series during the 15 days immediately preceding the date notice is mailed identifying the Junior Subordinated Notes that are called for redemption; or

  . register the transfer of or exchange any Junior Subordinated Note selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.

Denominations

  Junior Subordinated Notes will be issuable in denominations of $1,000 and any integral multiples of $1,000, unless the applicable Prospectus Supplement states otherwise.

Payment and Paying Agent

  Principal of Junior Subordinated Notes will be paid only against surrender of the Junior Subordinated Notes to the paying agent. Unless the applicable Prospectus Supplement states otherwise, interest on Junior Subordinated Notes will be payable, subject to surrender if applicable, at the office of the paying agent or, at the option of the Corporation, (1) by wire transfer to an account at a banking institution in the United States that the person entitled to the interest designates in writing to the Subordinated Indenture Trustee at least 16 days prior to the date of payment or (2) by check mailed to the address of the person entitled to the interest as such address appears in the security register for such Junior Subordinated Notes.

  Unless the applicable Prospectus Supplement states otherwise, the Subordinated Indenture Trustee will act as paying agent for the Junior Subordinated Notes, and the principal corporate trust office of the Subordinated Indenture Trustee will serve as the office through which the paying agent acts. The Corporation may, however, designate additional paying agents, rescind the designation of any paying agents or approve a change in the office through which any paying agent acts.

  All moneys that the Corporation has paid to a paying agent for payment of principal of or interest on Junior Subordinated Notes which remain unclaimed at the end of two years after such principal or interest has become due and payable will be repaid to the Corporation at the Corporation's request. Holders will thereafter look only to the Corporation for such payments.

Modification; Waiver

  The Corporation and the Subordinated Indenture Trustee may, with certain exceptions, amend or modify the Subordinated Note Indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding Subordinated Notes of all series of Subordinated Notes affected by the amendment or modification (voting as one class). No amendment or modification may, however, without the consent of the holder of each outstanding Subordinated Note affected thereby:

  . change the stated maturity of the principal of, or any installment of principal of or interest on, any Subordinated Note;

  . reduce the principal amount of, the rate of interest on, or any premium payable upon the redemption of any Subordinated Note;

  . reduce the amount of principal of any Subordinated Note due and payable upon acceleration of the maturity thereof;

  . change the currency of payment of principal of, or any premium or interest on, any Subordinated Note;

  . impair the right to institute suit for the enforcement of any such payment on any Subordinated Note on or after the stated maturity (or date of redemption);

  . reduce the percentage in principal amount of Subordinated Notes of any series, the consent of whose holders is required to amend or modify the Subordinated Note Indenture, to waive compliance with certain provisions of the Subordinated Note Indenture or to waive certain defaults; or

  . with certain exceptions, modify the foregoing provisions or the sections of the Subordinated Note Indenture governing waiver of certain covenants and past defaults.

In addition, the Corporation and the Subordinated Indenture Trustee may execute supplemental indentures to create new series of Subordinated Notes and for certain other purposes, without the consent of any holders of Subordinated Notes.

  The holders of a majority in aggregate principal amount of the outstanding Subordinated Notes of any series may waive, for that series, the Corporation's compliance with certain restrictive provisions of the Subordinated Note Indenture. The holders of a majority in aggregate principal amount of the outstanding Subordinated Notes of all series under the Subordinated Note Indenture with respect to which a default has occurred and is continuing (voting as one class) may waive that default for all such series, except a default in the payment of principal of, or any premium or interest on, any Subordinated Note of such series or a default with respect to a covenant or provision under the Subordinated Note Indenture which cannot be amended or modified without the consent of the holder of each outstanding Subordinated Note affected.

  The Subordinated Note Indenture may not be amended to alter the subordination of any Junior Subordinated Notes or any other Subordinated Notes without the written consent of each holder of Senior Indebtedness then outstanding that would be adversely affected.

Consolidation, Merger, Conveyance or Transfer

  The Subordinated Note Indenture provides that the Corporation may consolidate or merge with or into another corporation or other entity of a sort specified in the Subordinated Note Indenture, or convey or transfer its properties and assets as an entirety or substantially as an entirety to any such entity; provided, however, that the successor, if any, assumes by supplemental indenture the Corporation's obligations under the Subordinated Note Indenture and the Subordinated Notes issued thereunder and the Corporation delivers an officers' certificate and an opinion of counsel to the Subordinated Indenture Trustee stating that all conditions precedent in the Subordinated Note Indenture relating to the consolidation, merger, conveyance or transfer have been complied with. Upon the assumption by the successor of the Corporation's obligations under the Subordinated Note Indenture and the Subordinated Notes issued thereunder and the satisfaction of any other conditions precedent provided for in the Subordinated Note Indenture, the successor will succeed to and be substituted for the Corporation under the Subordinated Note Indenture, and the Corporation will be relieved of its obligations under the Subordinated
Note Indenture and the Subordinated Notes.

Defeasance and Covenant Defeasance

  The Subordinated Note Indenture provides, unless the terms of the particular series of Subordinated Notes provides otherwise, that the Corporation may cause itself to be:

  . discharged from its obligations (with certain exceptions) with respect to any Subordinated Notes or series of Subordinated Notes
    ("Defeasance"); and

  . released from its obligations under certain covenants especially established with respect to such series ("Covenant Defeasance"),

in each case on and after the date the Corporation satisfies certain conditions in the Subordinated Note Indenture. Those conditions include the irrevocable deposit with the Subordinated Indenture Trustee, in trust, of money and/or Government Obligations (as defined in the Subordinated Note

Indenture) which through the scheduled payment of principal and interest thereon would provide sufficient moneys to pay the principal of and any premium and interest on those Subordinated Notes on the maturity dates of those payments or upon redemption.

  The Subordinated Note Indenture permits Defeasance with respect to any Subordinated Notes of a series even if a prior Covenant Defeasance has occurred with respect to Subordinated Notes of that series. Following a Defeasance, payment of the Subordinated Notes defeased may not be accelerated because of an Event of Default. Following a Covenant Defeasance, payment of Subordinated Notes may not be accelerated by reference to the covenants noted in the definition of Covenant Defeasance above. However, if such an acceleration were to occur, the realizable value at the acceleration date of the money and Government Obligations in the defeasance trust could be less than the principal and interest then due on such Subordinated Notes since the required deposit in the defeasance trust would be based upon scheduled cash flows rather than market value, which would vary depending upon interest rates and other factors.

  Under current United States federal income tax laws, the Defeasance contemplated in the preceding paragraphs would be treated as an exchange of the relevant Subordinated Notes in which holders of Subordinated Notes might recognize gain or loss. In addition, the amount, timing and character of amounts that holders would be required thereafter to include in income might be different from that which would be includible in the absence of such Defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of a Defeasance, including the applicability and effect of tax laws other than United States federal income tax laws.

  Under current United States federal income tax laws, unless accompanied by other changes in the terms of the Subordinated Notes, Covenant Defeasance should not be treated as a taxable exchange.

Information Concerning the Subordinated Indenture Trustee

  The Chase Manhattan Bank, which is the Subordinated Indenture Trustee, also serves as the Senior Indenture Trustee and as Property Trustee and Guarantee Trustee. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

Governing Law

  The Subordinated Note Indenture and the Subordinated Notes (including the Junior Subordinated Notes) will be governed by the internal laws of the State of New York.

                    DESCRIPTION OF THE PREFERRED SECURITIES

  Each Trust may issue only one series of Preferred Securities. The Trust Agreement of each Trust will authorize the Administrative Trustees to issue the Preferred Securities of that Trust on behalf of the Trust.

  The Preferred Securities of each Trust will have such terms--including distribution, redemption, voting and liquidation rights, and such other preferred, deferral or other special rights or such restrictions--as are set forth in the Trust Agreement of that Trust. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a Trust for specific terms, including:

  . the designation of the Preferred Securities;

  . the number of Preferred Securities issued by the Trust;

  . the annual distribution rate (or method of determining such rate) for the Preferred Securities and the date or dates on which distributions are payable;

  . the date or dates, or method of determining the date or dates, from which distributions on the Preferred Securities will be cumulative;

  . the amount or amounts that will be paid out of the assets of the Trust to the holders of the Preferred Securities upon the voluntary or involuntary dissolution, winding-up or termination of the Trust;

  . the obligation, if any, of the Trust to purchase or redeem the Preferred
    Securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which the Preferred Securities will be purchased or redeemed, in whole or in part, pursuant to that obligation;

  . any voting rights of the Preferred Securities in addition to those required by law, including any requirement for approval by the holders of Preferred Securities as a condition to specified action or amendments to the Trust Agreement of the Trust;

  . the right, if any, to defer distributions on the Preferred Securities upon extension of the interest payment period on the related Junior Subordinated Notes; and

  . any other relative rights, preferences, privileges, limitations or restrictions of the Preferred Securities not inconsistent with the Trust Agreement of the Trust or applicable law.

  The Corporation will guarantee all Preferred Securities offered hereby to the extent set forth under "Description of the Guarantees."

  Any material United States federal income tax considerations applicable to an offering of Preferred Securities will be described in the applicable Prospectus Supplement.

                         DESCRIPTION OF THE GUARANTEES

  A summary of information about the Guarantees that the Corporation will execute and deliver for the benefit of the holders of the Preferred Securities of the respective Trusts from time to time is set forth below. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantees and the Trust Indenture Act of 1939. The Corporation has filed the form of the Guarantee as an exhibit to the Registration Statement of which this Prospectus is a part.

  Each Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939. The Chase Manhattan Bank will act as indenture trustee under each Guarantee (the "Guarantee Trustee") for purposes of such Act. The terms of each Guarantee will be those set forth in that Guarantee and those made part of that Guarantee by such Act.

  Each Guarantee will be held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities to which it relates.

General

  Under each Guarantee, the Corporation will irrevocably and unconditionally agree, to the extent set forth in the Guarantee, to pay the Guarantee Payments (as defined below) in full to the holders of the Preferred Securities to which the Guarantee relates, to the extent not paid by or on behalf of the related Trust, regardless of any defense, right of set-off or counterclaim that the Corporation may have or assert against any person.

  The following payments or distributions (without duplication) with respect to the Preferred Securities of any Trust, to the extent not paid or made by or on behalf of such Trust (the "Guarantee Payments"), will be subject to the related
Guarantee:

  . any accrued and unpaid distributions required to be paid on the Preferred Securities of the Trust, but if and only if and to the extent that the Trust has funds legally and immediately available therefor;

  . the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by the Trust, but if and only to the extent the Trust has funds legally and immediately available therefor; and

  . upon a dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Notes to the holders of Trust Securities of the Trust or the redemption of all of the Preferred Securities of the Trust), the lesser of (1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities of the Trust to the date of payment, to the extent the Trust has funds legally and immediately available therefor, and (2) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities of the Trust in liquidation of the Trust.

  The Corporation's obligation to make a Guarantee Payment may be satisfied by the Corporation's directly paying the required amounts to the holders of the related Preferred Securities or by causing the related Trust to pay such amounts to those holders.

  Each Guarantee will be a full and unconditional guarantee, subject to certain subordination provisions, of the Guarantee Payments with respect to the related Preferred Securities from the time of issuance of those Preferred Securities, but will not apply to the payment of distributions and other payments on those Preferred Securities when the related Trust does not have sufficient funds legally and immediately available to make such distributions or other payments.

  If the Corporation does not make the required payments on the Junior Subordinated Notes held by the Property Trustee under a Trust, that Trust will not make the related payments on its Preferred Securities.

Subordination

  The Corporation's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Corporation and will rank:

  . subordinate and junior in right of payment to all other liabilities of the Corporation, including the Junior Subordinated Notes, except those obligations or liabilities made equal in priority or subordinate by their terms;

  . equal in priority with the most senior preferred stock that may be issued by the Corporation; and

  . senior to all common stock of the Corporation.

  The terms of the Preferred Securities will provide that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the applicable Guarantee.

  Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity).

Amendments and Assignment

  No consent of the holders of Preferred Securities will be required with respect to any changes in a Guarantee that do not materially and adversely affect the rights of holders of those Preferred Securities. Other amendments to a Guarantee may be made only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities to which the Guarantee relates. All guarantees and agreements contained in a Guarantee will bind the successors, assigns, receivers, trustees and representatives of the Corporation and will inure to the benefit of the holders of the related Preferred Securities then outstanding.

Termination

  Each Guarantee will terminate and be of no further force and effect as to the related Preferred Securities upon:

  . full payment of the redemption price of the related Preferred
    Securities;

  . distribution of the related Junior Subordinated Notes to the holders of those Preferred Securities; or

  . full payment of the amounts payable upon liquidation of the related
    Trust.

  Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities to which the Guarantee relates must restore payment of any sums paid with respect to those Preferred Securities or under the Guarantee.

Events of Default

  An event of default under a Guarantee will occur upon the failure by the Corporation to perform any of its payment obligations under that Guarantee.

  The holders of a majority in liquidation amount of the Preferred Securities to which the Guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under that Guarantee. Any holder of the Preferred Securities to which the Guarantee relates may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee or any other person or entity.

  The holders of a majority in liquidation amount of Preferred Securities of any series may, by vote, on behalf of the holders of all the Preferred Securities of that series, waive any past event of default and its consequences.

Information Concerning the Guarantee Trustee

  Prior to the occurrence of an event of default with respect to a Guarantee and after the curing or waiving of all events of default with respect to that Guarantee, the Guarantee Trustee undertakes to perform only those duties as are specifically set forth in that Guarantee. In case an event of default has occurred and has not been cured or waived, the Guarantee Trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to these provisions, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Guarantee at the request of any holder of the related Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities which the Guarantee Trustee might incur as a result.

  The Chase Manhattan Bank will be the Guarantee Trustee with respect to each Guarantee. The Chase Manhattan Bank will also serve as Property Trustee, Subordinated Indenture Trustee and Senior Indenture Trustee. The Corporation and certain of its affiliates maintain deposit accounts and banking relationships with The Chase Manhattan Bank.

Governing Law

  Each Guarantee will be governed by the internal laws of the State of New
York.

Agreements as to Expenses and Liabilities

  The Corporation will enter into an Agreement as to Expenses and Liabilities under each Trust Agreement. Each Agreement as to Expenses and Liabilities will provide that the Corporation will irrevocably and unconditionally guarantee to each person or entity to whom the related Trust becomes indebted or liable the full payment of any indebtedness, expenses or liabilities of that Trust, other than obligations of the Trust to pay to the holders of the related Preferred Securities or other similar interests in that Trust the amounts due such holders under the terms of those Preferred Securities or similar interests.

                              ACCOUNTING TREATMENT

  Each Trust will be treated as a subsidiary of the Corporation for financial reporting purposes. Accordingly, the accounts of the Trusts will be included in the Corporation's consolidated financial statements. The Preferred Securities will be presented as a separate line item in the Corporation's consolidated balance sheets, entitled "Guaranteed Preferred Beneficial Interests in Corporation's Subordinated Notes." For financial reporting purposes, the Corporation will record distributions payable on the Preferred Securities as an expense in the consolidated statement of income.

                              PLAN OF DISTRIBUTION

  The Corporation may sell the Senior Notes and the Junior Subordinated Notes and the Trusts may sell the Preferred Securities in one or more of the following ways from time to time:

  . to underwriters for resale to the public or to institutional investors;

  . directly to institutional investors; or

  . through agents to the public or to institutional investors.

  The Prospectus Supplement for each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will set forth the terms of the offering of those Senior Notes, Junior Subordinated Notes or Preferred Securities, including the name or names of any underwriters or agents. The Prospectus Supplement for each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will also set forth the purchase price of such Senior Notes, Junior Subordinated Notes or Preferred Securities, the proceeds to the Corporation or the applicable Trust from such sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation, any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchange on which such Senior Notes, Junior Subordinated Notes or Preferred Securities may be listed.

  If underwriters participate in the sale, such Senior Notes, Junior Subordinated Notes or Preferred Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

  Unless the applicable Prospectus Supplement states otherwise, the obligations of the underwriters to purchase any series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of such series of Senior Notes, Junior Subordinated Notes or Preferred Securities, if any are purchased.

  Underwriters and agents may be entitled under agreements entered into with the Corporation and/or the applicable Trust to indemnification against certain civil liabilities, including liabilities under the Securities Act of 1933. Underwriters and agents may engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

  Each series of Senior Notes, Junior Subordinated Notes or Preferred Securities will be a new issue of securities and will have no established trading market. Any underwriters to whom Senior Notes, Junior Subordinated Notes or Preferred Securities are sold for public offering and sale may make a market in those Senior Notes, Junior Subordinated Notes or Preferred Securities. However, those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

  The Senior Notes, Junior Subordinated Notes or Preferred Securities may or may not be listed on a national securities exchange.

                           VALIDITY OF THE SECURITIES

  Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Corporation and the Trusts, will pass upon certain matters of Delaware law relating to the validity of the Preferred Securities on behalf of the Corporation and the Trusts. Dewey Ballantine LLP, New York, New York, will pass upon the validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees and certain related matters on behalf of the Corporation. Sullivan & Cromwell, New York, New York, will pass upon the validity of the Senior Notes, the Junior Subordinated Notes and the Guarantees for the underwriters or agents.

                                    EXPERTS

  The consolidated financial statements included in the Form 10, which are incorporated in this Prospectus by reference, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated in this Prospectus by reference, and have been so incorporated in reliance upon such report given upon the authority of that firm as experts in accounting and auditing. The consolidated financial statements included in PanEnergy's annual report on Form 10-K for the year ended December 31, 1996 have been incorporated by reference in this Prospectus and in the Registration Statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference in this Prospectus, and upon the authority of said firm as experts in accounting and auditing.

                                    [     ]
                              Preferred Securities

                                  Duke Capital
                              Financing Trust [  ]

                     % Cumulative Trust Preferred Securities
                              (Liquidation amount
                           $  per Preferred Security)

                     Fully and unconditionally guaranteed,
                            as set forth herein, by

                                  Duke Capital
                                  Corporation
                    a subsidiary of Duke Energy Corporation

                       -------------------------------

                             PROSPECTUS SUPPLEMENT

                       -------------------------------

                            [Names of Underwriters]



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution:

The estimated expenses of issuance and distribution, other than underwriting discounts and commissions, to be borne by the Corporation are as follows:

      Securities and Exchange Commission Filing Fee................ $  278,000*
      Trustee Fees and Expenses....................................     40,000
      Listing Fees of New York Stock Exchange......................    166,000
      Printing Costs...............................................    155,000
      Legal Fees and Expenses......................................    175,000
      Accounting Fees..............................................     25,000
      Blue Sky Fees and Expenses...................................     22,000
      Rating Agency Fees...........................................    270,000
      Miscellaneous................................................      4,000
                                                                    ----------
        Total...................................................... $1,135,000
                                                                    ==========

     --------
     * Actual

Item 15. Indemnification of Directors and Officers.

Section 2 of Article X of the Restated Certificate of Incorporation of the Corporation provides as follows:

"(a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person's capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

"(b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this
Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

"(c) Non-Exclusivity of Rights. The right of indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

"(d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the

Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL."

Section 145 of the Delaware General Corporation Law gives corporations the power to indemnify officers and directors under certain circumstances.

Item 16. Exhibits.

 Exhibit
 Number
 -------
  1.1    -- Form of Underwriting Agreement relating to Senior Notes.
  1.2    -- Form of Underwriting Agreement relating to Junior Subordinated
            Notes.
  1.3    -- Form of Underwriting Agreement relating to Trust Preferred
            Securities.
  4.1    -- Senior Indenture between Duke Capital Corporation and The Chase
            Manhattan Bank, as Trustee, dated as of April 1, 1998.
  4.2    -- Form of Supplemental Indenture to Senior Indenture to be used in connection with the issuance of Senior Notes.
  4.3    -- Subordinated Indenture between Duke Capital Corporation and The
            Chase Manhattan Bank, as Trustee, dated as of April 1, 1998.
  4.4-A  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes.
  4.4-B  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes relating to Trust Preferred Securities.
  4.5-A  -- Certificate of Trust of Duke Capital Financing Trust III.
  4.5-B  -- Certificate of Trust of Duke Capital Financing Trust IV.
  4.5-C  -- Certificate of Trust of Duke Capital Financing Trust V.
  4.6-A  -- Trust Agreement of Duke Capital Financing Trust III.
  4.6-B  -- Trust Agreement of Duke Capital Financing Trust IV.
  4.6-C  -- Trust Agreement of Duke Capital Financing Trust V.
  4.7    -- Form of Amended and Restated Trust Agreement (Agreements for Duke
            Capital Financing Trust III, Duke Capital Financing Trust IV and
            Duke Capital Financing Trust V will be substantially identical except for names and dates).
  4.8    -- Form of Trust Preferred Security for Duke Capital Financing Trust
            III, Duke Capital Financing Trust IV and Duke Capital Financing
            Trust V (included in Exhibit 4.7 above).
  4.9    -- Form of Senior Note (included in Exhibit 4.2 above).
  4.10   -- Form of Junior Subordinated Note (included in Exhibits 4.4-A and
            4.4-B above).
  4.11   -- Form of Guarantee Agreement (Agreements for Duke Capital Financing
            Trust III, Duke Capital Financing Trust IV and Duke Capital
            Financing Trust V will be substantially identical except for names and dates).
  4.12   -- Form of Agreement as to Expenses and Liabilities (included in
            Exhibit 4.7 above).
  5.1    -- Opinion of Dewey Ballantine LLP.
  5.2-A  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust III.
  5.2-B  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust IV.
  5.2-C  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust V.
  8      -- Tax Opinion of Dewey Ballantine LLP.
 12      -- Computation of ratio of earnings to fixed charges.
 23.1    -- Consent of Deloitte & Touche LLP.
 23.2    -- Consent of KPMG LLP.
 23.3    -- Consent of Dewey Ballantine LLP (included in Exhibit 5.1 above).
 23.4    -- Consent of Dewey Ballantine LLP (included in Exhibit 8 above).
 23.5    -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.2-A, 5.2-B and 5.2-C above).
 24.1    -- Power of Attorney of certain officers and directors of Duke Capital
            Corporation.

 Exhibit
 Number
 -------
 24.2    -- Resolution of Duke Capital Corporation re: Power of Attorney.
 25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.
 25.2    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.
 25.3-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust III.
 25.3-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust IV.
 25.3-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust V.
 25.4-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust III.
 25.4-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust IV.
 25.4-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust V.

Item 17. Undertakings.

(a) Undertaking related to Rule 415 offering:

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, S-8 or F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Undertaking related to filings incorporating subsequent Securities Exchange Act of 1934 documents by reference:

The undersigned registrants hereby undertake that, for purposes of determining any liability under the Act, each filing of Duke Capital Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Undertaking related to acceleration of effectiveness:

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of each undersigned registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned registrant of expenses incurred or paid by a director, officer or controlling person of each registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake that:

(1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective:

(2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, Duke Capital Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 27th day of January, 1999.

                                                DUKE CAPITAL CORPORATION


                                                  By: R. B. Priory
                                                      Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following directors and officers of Duke Capital Corporation in the capacities and on the date indicated.

            Signature                            Title                       Date
            ---------                            -----                       ----
            R. B. Priory             Chairman of the Board,           January 27, 1999
                                     President and Chief
                                     Executive Officer (Principal
                                     Executive Officer)
           R. J. Osborne             Vice President and               January 27, 1999
                                     Chief Financial Officer
                                     (Principal Financial
                                     Officer)
            J. L. Boyer              Controller (Principal            January 27, 1999
                                     Accounting Officer)

            F. J. Fowler
            R. S. Lilien             A majority of the Directors      January 27, 1999
           R. J. Osborne
            R. B. Priory

Robert T. Lucas III, by signing his name hereto, does hereby sign this document on behalf of Duke Capital Corporation and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by Duke Capital Corporation and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                 /s/ Robert T. Lucas III
                                          -------------------------------------
                                                   Robert T. Lucas III
                                                    Attorney-in-fact

Pursuant to the requirements of the Securities Act of 1933, Duke Capital Financing Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 27th day of January, 1999.

                                          DUKE CAPITAL FINANCING TRUST III

                                          By: Duke Capital Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Capital Financing Trust IV certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 27th day of January, 1999.

                                          DUKE CAPITAL FINANCING TRUST IV

                                          By: Duke Capital Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, Duke Capital Financing Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlotte, North Carolina, on the 27th day of January, 1999.

                                          DUKE CAPITAL FINANCING TRUST V

                                          By: Duke Capital Corporation,
                                              Depositor

                                                 /s/ Robert T. Lucas III
                                          By: _________________________________
                                                   Robert T. Lucas III
                                                   Assistant Secretary

                                 EXHIBIT INDEX

 Exhibit
 Number                                  Exhibit
 -------                                 -------
  1.1    -- Form of Underwriting Agreement relating to Senior Notes.
  1.2    -- Form of Underwriting Agreement relating to Junior Subordinated
            Notes.
  1.3    -- Form of Underwriting Agreement relating to Trust Preferred
            Securities.
  4.1    -- Senior Indenture between Duke Capital Corporation and The Chase
            Manhattan Bank, as Trustee, dated as of April 1, 1998.
  4.2    -- Form of Supplemental Indenture to Senior Indenture to be used in connection with the issuance of Senior Notes.
  4.3    -- Subordinated Indenture between Duke Capital Corporation and The
            Chase Manhattan Bank, as Trustee, dated as of April 1, 1998.
  4.4-A  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes.
  4.4-B  -- Form of Supplemental Indenture to Subordinated Indenture to be used in connection with the issuance of Junior Subordinated Notes relating to Trust Preferred Securities.
  4.5-A  -- Certificate of Trust of Duke Capital Financing Trust III.
  4.5-B  -- Certificate of Trust of Duke Capital Financing Trust IV.
  4.5-C  -- Certificate of Trust of Duke Capital Financing Trust V.
  4.6-A  -- Trust Agreement of Duke Capital Financing Trust III.
  4.6-B  -- Trust Agreement of Duke Capital Financing Trust IV.
  4.6-C  -- Trust Agreement of Duke Capital Financing Trust V.
  4.7    -- Form of Amended and Restated Trust Agreement (Agreements for Duke
            Capital Financing Trust III, Duke Capital Financing Trust IV and
            Duke Capital Financing Trust V will be substantially identical except for names and dates).
  4.8    -- Form of Trust Preferred Security for Duke Capital Financing Trust
            III, Duke Capital Financing Trust IV and Duke Capital Financing
            Trust V (included in Exhibit 4.7 above).
  4.9    -- Form of Senior Note (included in Exhibit 4.2 above).
  4.10   -- Form of Junior Subordinated Note (included in Exhibits 4.4-A and
            4.4-B above).
  4.11   -- Form of Guarantee Agreement (Agreements for Duke Capital Financing
            Trust III, Duke Capital Financing Trust IV and Duke Capital
            Financing Trust V will be substantially identical except for names and dates).
  4.12   -- Form of Agreement as to Expenses and Liabilities (included in
            Exhibit 4.7 above).
  5.1    -- Opinion of Dewey Ballantine LLP.
  5.2-A  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust III.
  5.2-B  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust IV.
  5.2-C  -- Opinion of Richards, Layton & Finger, P.A. relating to Duke Capital
            Financing Trust V.
  8      -- Tax Opinion of Dewey Ballantine LLP.
 12      -- Computation of ratio of earnings to fixed charges.
 23.1    -- Consent of Deloitte & Touche LLP.
 23.2    -- Consent of KPMG LLP.
 23.3    -- Consent of Dewey Ballantine LLP (included in Exhibit 5.1 above).
 23.4    -- Consent of Dewey Ballantine LLP (included in Exhibit 8 above).

 Exhibit
 Number                                  Exhibit
 -------                                 -------
 23.5    -- Consent of Richards, Layton & Finger, P.A. (included in Exhibit
            5.2-A, 5.2-B and 5.2-C above).
 24.1    -- Power of Attorney of certain officers and directors of Duke Capital
            Corporation.
 24.2    -- Resolution of Duke Capital Corporation re: Power of Attorney.
 25.1    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Senior Indenture Trustee.
 25.2    -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Subordinated Indenture
            Trustee.
 25.3-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust III.
 25.3-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust IV.
 25.3-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Property Trustee under
            Duke Capital Financing Trust V.
 25.4-A  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust III.
 25.4-B  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust IV.
 25.4-C  -- Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase Manhattan Bank, as Guarantee Trustee with respect to Duke Capital Financing Trust V.